UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 A3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Apawthecary Pets USA
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

54151

(Primary Standard Industrial Classification Code Number)

26-1679929

(I.R.S. Employer Identification Number)

 c/o Bradley Kersch, 619 S. Ridgeley, Suite 101, Los Angeles, California 90036

(323) 634-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nevada Corporation Services Ltd.

297 Kingsbury Grade, Lake Tahoe, Nevada 89449-4470

(775) 589-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

4216 NE 70th Street

Seattle, Washington 98115

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]
Common Stock for sale by Apawthecary Pets USA	12,000,000	$0.25	$3,000,000	$347.70
Total Registration Fee	12,000,000	$0.25	$3,000,000	$347.70

________

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

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PART I—INFORMATION REQUIRED IN PROSPECTUS

Item 1. Forepart of the Registration Statement and Outside Front Cover Page of Prospectus.

Apawthecary Pets USA

12,000,000 SHARES OF COMMON STOCK

This prospectus relates to periodic offers and sales of 12,000,000 shares of common stock by our Company which consists of:

•	1 to 12,000,000 shares of our common stock which we are offering on a direct basis (“Direct Offering Shares”) at a price of $0.25 per share; and

The securities being registered by this offering may be illiquid because these securities are not listed on any exchange nor are these securities quoted on the OTC Markets. A public market for the Company’s common stock may never develop, or, if any market does develop, it may not be sustained.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

There is no minimum offering. The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The date of this prospectus is __________________

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Apawthecary Pets USA is a shell company. We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies (see Emerging Growth Company Status, page 7).

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DEALER PROSPECTUS DELIVERY OBLIGATION

Until _____, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Item 3. Summary Information.

Summary Information about Apawthecary Pets USA

Business

Apawthecary Pets USA was formerly known as Bookedbyus Inc., a development stage company, which was formed on December 27, 2007. Bookedbyus Inc. had commenced limited operations, primarily focused on organizational matters. The Company had not yet implemented its business model and has generated $31,502 in revenue since inception from consulting projects unrelated to our planned business model and has incurred losses of $368,747 through November 30, 2017.

On 1 January 2011, the Company entered into an agreement (the “License Agreement”) with Digital Programa Inc. The Company has licensed the Digital Programa System which is digital media management software which emphasizes a touch-optimized web framework for smart phones and tablets. The basic terms of the License Agreement are as follows:

1)	Digital Programa Inc. has granted exclusive license to the Company to market and sell certain software systems, as defined in the License Agreement, which consists of eDrive and iDrive (the “System”), exclusively in Canada and the United States;

2)	The Company issued 1,000,000 common shares of the Company, valued at $0.005 per share, to Digital Programa Inc. for initial, non-recurring, non-refundable license fee (Notes 6 and 8);

3)	The Company is required to pay Ditgal Programa Inc. a 5% royalty on gross revenues for each month from the sales of the System software; and

4)	The License Agreement shall remain in effect for a period of 10 years, commencing on 1 January 2011, and the Company has the option to renew the License Agreement for an additional 10 year term provided that the Company pay then current renewal fee, which shall be no greater than 10% of the then current license fee charged by Digital Programa Inc. for new licensees.

Digital Programa Inc. (“DP”) is a privately owned and controlled corporation located at Plaza 2000 Building, P.O. Box 0815-01117, 50th Street Panama, Republic of Panama. DP develops digital media management and workflow automation system software for the entertainment business. DP has developed an online digital collaboration management system that corporations who create and distribute rich media (photo, audio and video as well as other digital assets like documents), find, organize, securely share, distribute, store and view such rich media. The DP software solution is a group of web services that permits enterprises to upload, download, search, collaborate, notify, track usage and authenticate users to perform authorized transactions with digital media, all of which are easily logged and reported.

We intended to market two software applications developed by DP: “eDrive” and “iDrive”. eDrive is a web and email based rich media application that allows clients to push rich media marketing material to its customers with a fully integrated back end including business analytics. eDrive, allows companies to market their message or product directly to their customers.

The Company has not yet implemented its business model. We must raise cash to implement our strategy and stay in business. In the event we do not raise any proceeds, the Company’s existing cash will not be sufficient to fund the expenses related to maintaining a reporting status and to implement its planned business. Accordingly, the Company has abandoned its business related to Digital Programma Inc. and the Digital Programma System. The Company intends to implement a different business plan; a business that will sell 100% all natural hemp infused wellness treats for dogs, cats and horses.

On July 20, 2017 the Company changed its name to Apawthecary Pets USA

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On August 24, 2017 Apawthecary Pets USA entered into a license agreement with Solace Management Group Inc. a British Columbia corporation. The material terms of such license agreement are:

1.	Upon execution of the Agreement, the Apawthecary Pets USA shall provide a non-refundable license fee in the amount of $100,000 (the "License Fee") to be held in an escrow account pursuant and subject to the terms of an escrow agreement whereby the License Fee will remain in the escrow account until the earlier of a $3,000,000 raise by the Licensee or after the Set-up Period.

2.	Term of the Licence Agreement is 10 years with a 5 year renewal term.

3.	The license is an exclusive, non-transferable, non-sub licensable license to manufacture, sell, represent, market, distribute and advertise the Licensed Products within the Territory on the terms and conditions set forth in the License Agreement and shall include access to, and use of, the Solace Management Group Inc.’s Licensed Products and Services, Marks, Manuals, brands, and the business format, formulations, methods, specifications, standards, and operating procedures.

4.	Apawthecary Pets USA shall pay the Solace Management Group Inc. for all packaging and shipment expenses to the Licensee at the then current market rate plus 20%.

5.	Royalties will commence to accrue when the Licensed Products are accepted by the Apawthecary Pets USA. Apawthecary Pets USA shall pay quarterly royalties in addition to the yearly royalty fee, 10% of sales based on the wholesale price of each item.

Apawthecary Pets Inc., a Canadian corporation, licensed the brand and distribution rights for Apawthecary Pets for use in Canada from Solace Management Group Inc. Apawthecary Pets Inc. licensed the same brand and products that were licensed by Apawthecary Pets USA however Apawthecary Pets Inc.’s distribution rights are restricted to Canada. Apawthecary Pets Inc. is not affiliated with Apawthecary Pets USA. Apawthecary Pets Inc. majority shareholder and sole officer, Tami Kersch has 13% ownership in Apawthecary Pets USA and is married to Brad Kersch, the Company's President, Director, and significant shareholder.

Solace Management Group Inc. and Apawthecary Pets USA have an officer and director in common, Bradley Kersch. Apawthecary Pets USA has negotiated a licensing and distribution agreement with Solace Management Group Inc.

The Company has raised $102,500 through recent sales of its common stock. In the event we do not raise any proceeds from this offering, the Company’s existing cash will not be sufficient to maintaining a reporting status and to implement its planned business. The Company will continue to raise money through private placements of its common stock.

The Company’s auditors have issued an opinion that the ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

Our business office is located at 297 Kingsbury Grade Suite 100, Lake Tahoe NV 89449-4470, our telephone number is (323) 345-4587 and our fax number is (323) 634-1001. Our United States and registered statutory office is located at 297 Kingsbury Grade, Lake Tahoe NV 89449-4470, telephone number (800) 553-0615.

The Company has raised $17,500 during August 31, 2017 for the sale of common stock at $0.10 per common share and it has also raised $85,000 between September 1, 2017 and November 7, 2017, through recent sales of its common stock at $0.10 per common share. As of November 30, 2017, there was $79,512 of cash on hand in the corporate bank account. The Company currently has liabilities of $81,409. As of the date of this prospectus, since inception we have generated $31,502 in revenues from consulting projects unrelated to our planned business model and have incurred losses of $368,747 (see Results of Operations pages 52 and 62).

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Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more

•	the last day of the fiscal year following the fifth anniversary of the completion of this offering

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and

•	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

For as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

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Summary of the Offering by the Company

Apawthecary Pets USA has 24,827,264 shares of common stock issued and outstanding as of November 30, 2017. The Company is registering 12,000,000 Direct Offering Shares of common stock for offering the public. The Company will endeavor to sell all 12,000,000 Direct Offering Shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.25 per share for the duration of the offering. Apawthecary Pets USA will receive all proceeds from the sale of the Direct Offering Shares of common stock.

Securities being offered by the Company, common stock, par value $0.001	12,000,000 Direct Offering Shares of common stock are offered by the Company.

Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.25.

Number of shares outstanding before the offering of common shares.	24,827,264 shares of common stock are currently issued and outstanding.

Number of shares outstanding after the offering of common shares.	36,827,264 shares of common Stock will be issued and outstanding after this offering is completed.

Minimum number of shares to be sold in this offering	None.

Market for the common shares

There is no public market for the common shares. The price per share is $0.25. Apawthecary Pets USA may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if Apawthecary Pets USA’s common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds

Apawthecary Pets USA will receive all proceeds from the sale of the common stock. If all 12,000,000 common shares being offered are sold, the total gross proceeds to the Company would be $3,000,000. The Company intends to use the proceeds from this offering (i) General Business Development $988,550; (ii) Sales & Marketing $300,000; (iii) Legal fees $100,000; (iv) Working Capital $1,600,000 (v) The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $11,450 are being paid for by Apawthecary Pets USA.

Termination of the offering

The offering will conclude when all 12,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Apawthecary Pets USA may at its discretion extend the offering for an additional 90 days or such period as the Company deems reasonable (see Plan of Distribution).

Terms of the offering	The Company’s directors will sell the common stock upon effectiveness of this registration statement.

The offering period for the Direct Offering Shares will end ninety (90) days from the effective date of this prospectus but may also be terminated sooner in our sole discretion. The Company may, in its sole discretion, extend the offering period for the Direct Offering Shares for an additional 90 days or for such period as the Company deems reasonable. Our Direct Offering Shares will be offered and sold on a self-underwritten, best-efforts basis through our officers and directors. Our Direct Offering Shares will be sold at a fixed price of $0.25 per share throughout the offering period. There are no arrangements to place the funds we raise in an escrow, trust or similar account. All proceeds from our Direct Offering Shares will go to us. No assurance can be given that we will be able to sell any of our Direct Offering Shares.

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	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to company (2)
Per Share	$0.25	None	$0.25
Total Minimum	$0	None	$0
Total Maximum	$3,000,000	None	$3,000,000

__________

(1)

Represents the maximum underwriting discounts and commissions we will pay if broker-dealers are used to sell our Direct Offering Shares. As of the date of this prospectus we do not have any underwriting agreements.

(2)	Proceeds to us are shown before deducting ancillary expenses payable by us in connection with the offering, estimated at approximately $11,450 including legal and accounting fees and printing costs.

Because there is no minimum number of shares required to be sold and the Company has not, and may never generate revenues related to our planned business model, our business may fail prior to us ever beginning operations or generating revenues resulting in a complete loss of any investment made to the Company.

The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Our Direct Offering Shares will be sold at a fixed price of $0.25 per share throughout the offering period. Apawthecary Pets USA will be selling all the Direct Offering Shares offered by the Company and will receive all proceeds from the sale. The Company will bear all expenses of the registration incurred in connection with this offering.

You should rely only upon the information contained in this prospectus. Apawthecary Pets USA has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of August 31, 2017
Total Assets	$13,380
Total Liabilities	$76,605
Stockholder’s Equity (Deficit)	$(63,225)

Operating Data	For the Year ended August 31, 2017
Revenue	$0
Net Income (Loss)	$(30,267)

As shown in the financial statements, Apawthecary Pets USA has had $0 in revenues for the year ended August 31, 2017 and has incurred only losses since its inception. The Company has had minimal operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

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Risk Factors

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Auditor’s Going Concern

BECAUSE OUR AUDITORS HAVE ISSUED AN OPINION THAT THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF BOOKEDBYUS INC. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN, IT MAY BE DIFFICULT TO ATTRACT INVESTORS.

In their audit report dated December 14, 2017, as discussed in Note 1 to the financial statements, the Company has suffered recurring losses from its operations and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. We believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to reduce, suspend or cease the implementation of our planned business activities. Due to the fact that there is no minimum and no refunds on sold shares, you may be investing in company that will not have the funds necessary to fully develop its business strategies. As such we may have to cease operations and you could lose your entire investment. Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be difficult to attract investors.

Risks Related to Material Weaknesses In Internal Control Over Financial Reporting

WE HAVE IDENTIFIED MATERIAL WEAKNESSES IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING. IF OUR REMEDIAL MEASURES ARE INSUFFICIENT TO ADDRESS THE MATERIAL WEAKNESSES, OR IF ADDITIONAL MATERIAL WEAKNESSES OR SIGNIFICANT DEFICIENCIES IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING ARE DISCOVERED, OUR FINANCIAL STATEMENTS MAY CONTAIN MATERIAL MISSTATEMENTS.

Management assessed the effectiveness of the Company’s internal control over financial reporting based on the criteria for effective internal control over financial reporting established in SEC guidance on conducting such assessments as of the end of the period covered by this report. Management conducted the assessment based on certain criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013. Based on this assessment, management concluded that our internal control over financial reporting was not effective as of August 31, 2017.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected and corrected on a timely basis. The existence of this issue could adversely affect the Company, the Company’s reputation or investors' perceptions of the Company. As a result, your entire investment could be lost.

The matters involving internal controls and procedures that the Company’s management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee and lack of a majority of outside directors on the Company's board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (2) inadequate segregation of duties consistent with control objectives; (3) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements; and (4) ineffective controls over period end financial disclosure and reporting processes. The aforementioned material weaknesses were identified by the Company's Chief Financial Officer in connection with the audit of our financial statements as of August 31, 2017 and communicated the matters to our management.

Management believes that the material weaknesses set forth in items (2), (3) and (4) above did not have an affect on the Company's financial results. However, management believes that the lack of a functioning audit committee and lack of a majority of outside directors on the Company's board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures can result in the Company's determination to its financial statements for the future periods.

We are committed to improving our financial organization. As part of this commitment as funds allow, we will create a position to segregate duties consistent with control objectives and will increase our personnel resources and technical accounting expertise within the accounting function when funds are available to the Company: i) Appointing one or more outside directors to our board of directors who shall be appointed to the audit committee of the Company resulting in a fully functioning audit committee who will undertake the oversight in the establishment and monitoring of required internal controls and procedures; and ii) Preparing and implementing sufficient written policies and checklists which will set forth procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements.

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Management believes that the appointment of one or more outside directors, who shall be appointed to a fully functioning audit committee, will remedy the lack of a functioning audit committee and a lack of a majority of outside directors on the Company's Board. In addition, management believes that preparing and implementing sufficient written policies and checklists will remedy the following material weaknesses (i) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements; and (ii) ineffective controls over period end financial close and reporting processes. Further, management believes that the hiring of additional personnel who have the technical expertise and knowledge will result proper segregation of duties and provide more checks and balances within the department. Additional personnel will also provide the cross training needed to support the Company if personnel turn over issues within the department occur. This coupled with the appointment of additional outside directors will greatly decrease any control and procedure issues the company may encounter in the future.

We will continue to monitor and evaluate the effectiveness of our internal controls and procedures and our internal controls over financial reporting on an ongoing basis and are committed to taking further action and implementing additional enhancements or improvements, as necessary and as funds allow.

Risks Related To Our Financial Condition

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

Since inception on December 27, 2007 and through November 30, 2017, the Company has earned $31,502 in revenues from consulting projects unrelated to our planned business model and has incurred losses of $368,747. The Company anticipates increases in its operating expenses, without realizing any revenues from its planned business model. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our product will attract customers; generate any operating revenue from our planned business model or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT.

If we are not successful in earning revenues once we have started our sales activities, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the Company’s ability to attract customers. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

Risks Related to Our Business and Industry

THE GROWTH OF OUR BUSINESS DEPENDS ON OUR ABILITY TO ACCURATELY PREDICT CONSUMER TRENDS AND DEMAND AND SUCCESSFULLY INTRODUCE NEW PRODUCTS AND PRODUCT LINE EXTENSIONS AND IMPROVE EXISTING PRODUCTS.

Our growth depends, in part, on our ability to successfully introduce new products and product line extensions and improve and reposition our existing products to meet the requirements of pet parents and the dietary needs of their pets. This, in turn, depends on our ability to predict and respond to evolving consumer trends, demands and preferences. The development and introduction of innovative new products and product line extensions involve considerable costs. In addition, it may be difficult to establish new supplier relationships and determine appropriate product selection when developing a new product or product line extension. Any new product or product line extension may not generate sufficient customer interest and sales to become a profitable product or to cover the costs of its development and promotion and may reduce our operating income. In addition, any such unsuccessful effort may adversely affect our brand. If we are not able to anticipate, identify or develop and market products that respond to changes in requirements and preferences of pet parents and their pets or if our new product introductions or repositioned products fail to gain consumer acceptance, we may not grow our business as anticipated, our sales may decline and our business, financial condition and results of operations may be materially adversely affected.

ANY DAMAGE TO OUR REPUTATION OR OUR BRAND MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Maintaining our strong reputation with consumers, our retail partners and our suppliers is critical to our success. Our brand may suffer if our marketing plans or product initiatives are not successful. The importance of our brand may increase if competitors offer more products with formulations similar to ours. Further, our brand may be negatively impacted due to real or perceived quality issues or if consumers perceive us as being untruthful in our marketing and advertising, even if such perceptions are not accurate. Product contamination, the failure to maintain high standards for product quality, safety and integrity, including organic materials and ingredients obtained from suppliers, or allegations of product quality issues, mislabeling or contamination, even if untrue or caused by our third-party contract manufacturers or organic material suppliers, may reduce demand for our products or cause production and delivery disruptions. We maintain guidelines and procedures to ensure the quality, safety and integrity of our products. However, we may be unable to detect or prevent product and/or ingredient quality issues, mislabeling or contamination, particularly in instances of fraud or attempts to cover up or obscure deviations from our guidelines and procedures. If any of our products become unfit for consumption, cause injury or are mislabeled, we may have to engage in a product recall and/or be subject to liability. Damage to our reputation or our brand or loss of consumer confidence in our products for any of these or other reasons could result in decreased demand for our products and our business, financial condition and results of operations may be materially adversely affected.

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OUR GROWTH AND BUSINESS ARE DEPENDENT ON TRENDS THAT MAY CHANGE OR NOT CONTINUE, AND OUR HISTORICAL GROWTH MAY NOT BE INDICATIVE OF OUR FUTURE GROWTH.

The growth of the overall pet food/ treat industry depends primarily on the continuance of current trends in humanization of pets and premiumization of pet foods as well as on general economic conditions, the size of the pet population and average dog size. The growth of the Wholesome Natural Market Segment (Wholesome Natural Market Segment a subdivision of consumers who share the similar set of needs and wants to have wholesome natural foods with no fillers no chemical preservatives, all natural and organic certified where possible for their pets and animals) and our business, in particular, depends on the continuance of such humanization and premiumization trends and secular health and wellness trends. These trends may not continue or may change. In the event of a decline in the overall number or average size of pets, a change in the humanization, premiumization or health and wellness trends or during challenging economic times, we may be unable to persuade our customers and consumers to purchase our branded products instead of lower-priced products, and our business, financial condition and results of operations may be materially adversely affected and our growth rate may slow or stop. In addition, while we expect that our net sales will continue to increase, we believe that our growth rate will decline in the future as our scale increases.

THERE MAY BE DECREASED SPENDING ON PETS IN A CHALLENGING ECONOMIC CLIMATE.

The United States and other countries have experienced and continue to experience challenging economic conditions. Our business, financial condition and results of operations may be materially adversely affected by a challenging economic climate, including adverse changes in interest rates, volatile commodity markets and inflation, contraction in the availability of credit in the market and reductions in consumer spending. In addition, a slow-down in the general economy or a shift in consumer preferences for economic reasons or otherwise to regional, local or Private Label products or other less expensive products may result in reduced demand for our products which may affect our profitability. The keeping of pets and the purchase of pet-related products may constitute discretionary spending for some of our consumers and any material decline in the amount of consumer discretionary spending may reduce overall levels of pet ownership or spending on pets. As a result, a challenging economic climate may cause a decline in demand for our products which could be disproportionate as compared to competing pet food brands since our products command a price premium. In addition, we cannot predict how current or worsening economic conditions will affect our retail partners, suppliers and distributors. If economic conditions result in decreased spending on pets and have a negative impact on our retail partners, suppliers or distributors, our business, financial condition and results of operations may be materially adversely affected.

OUR BUSINESS DEPENDS, IN PART, ON THE SUFFICIENCY AND EFFECTIVENESS OF OUR MARKETING AND TRADE PROMOTION PROGRAMS.

Due to the highly competitive nature of our industry, we must effectively and efficiently promote and market our products through television, internet and print advertisements as well as trade promotions and incentives to sustain our competitive position in our market. Marketing investments may be costly. In addition, we may, from time to time, change our marketing strategies and spending, including the timing or nature of our trade promotions and incentives. We may also change our marketing strategies and spending in response to actions by our competitors and other pet food companies. For instance, starting in the second half of 2016, the largest pet food company in the United States initiated a significant increase in its promotional spending, which resulted in other pet food companies, increasing their own promotional spending. The sufficiency and effectiveness of our marketing and trade promotions and incentives are important to our ability to retain and/or improve our market share and margins. If our marketing and trade promotions and incentives are not successful or if we fail to implement sufficient and effective marketing and trade promotions and incentives or adequately respond to changes in our competitors’ marketing strategies, our business, financial condition and results of operations may be adversely affected.

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IF WE ARE UNABLE TO MAINTAIN OR INCREASE PRICES, OUR MARGINS MAY DECREASE.

Our success depends in part upon our ability to persuade consumers to purchase our branded products, which generally command a price premium as compared to prices of Engineered and Private Label products. Some products in the Engineered market segment may be labeled as “natural” in accordance with the AAFCO regulatory definition even though they do not satisfy all the requirements of the Wholesome Natural market segment. These products are often priced lower than ours and even if we do not increase prices, consumers may choose to purchase such products instead of ours, based on the fact that such products cost less but yet are still labeled as “natural.” We rely in part on price increases to offset cost increases and improve the profitability of our business. Our ability to maintain prices or effectively implement price increases may be affected by a number of factors, including competition, effectiveness of our marketing programs, the continuing strength of our brand, market demand and general economic conditions, including inflationary pressures. In particular, in response to increased promotional activity by other pet food companies, we have increased our promotional spending, which has resulted in a lower average price per pound for our products and has adversely impacted our gross margins. During challenging economic times, consumers may be less willing or able to pay a price premium for our branded products and may shift purchases to lower-priced or other value offerings, making it more difficult for us to maintain prices and/or effectively implement price increases. In addition, our retail partners and distributors may pressure us to rescind price increases that we have announced or already implemented, whether through a change in list price or increased promotional activity. If we are unable to maintain or increase prices for our products or must increase promotional activity, our margins may be adversely affected. Furthermore, price increases generally result in volume losses, as consumers purchase fewer units. If such losses are greater than expected or if we lose distribution due to a price increase, our business, financial condition and results of operations may be materially adversely affected.

IF OUR PRODUCTS ARE ALLEGED TO CAUSE INJURY OR ILLNESS OR FAIL TO COMPLY WITH GOVERNMENTAL REGULATIONS, WE MAY NEED TO RECALL OUR PRODUCTS AND MAY EXPERIENCE PRODUCT LIABILITY CLAIMS.

Our products may be exposed to product recalls, including voluntary recalls, if they are alleged to pose a risk of injury or illness, or if they are alleged to have been mislabeled, misbranded or adulterated or to otherwise be in violation of governmental regulations. We may also voluntarily recall products in order to protect our brand or reputation if we determine that they do not meet our standards, whether for palatability, appearance or otherwise.

We also may be subject to product liability claims if the consumption or use of our products is alleged to cause injury or illness. While we carry product liability insurance, our insurance may not be adequate to cover all liabilities that we may incur in connection with product liability claims. For example, punitive damages are generally not covered by insurance. If we are subject to substantial product liability claims in the future, we may not be able to continue to maintain our existing insurance, obtain comparable insurance at a reasonable cost, if at all, or secure additional coverage. This could result in future product liability claims being uninsured. If there is a product liability judgment against us or a settlement agreement related to a product liability claim, our business, financial condition and results of operations may be materially adversely affected.

GOVERNMENT REGULATION OF CANNABIS AND HEMP IS CONSTANTLY EVOLVING, AND UNFAVOURABLE DEVELOPMENTS COULD HAVE AN ADVERSE EFFECT ON OUR OPERATING RESULTS.

Any changes in laws or regulations relating to cannabis and hemp could adversely affect our business, results of operations and our business prospects. As a result, your entire investment may be lost.

TO ENSURE WE DO NOT VIOLATE FEDERAL LAWS OUR RAW INDUSTRIAL HEMP OIL WILL BE TRANSPORTED FROM OVERSEAS INTO THE UNITED STATES AND ANY NUMBER OF PROBLEMS MAY ARISE DURING THE TRANSPORT.

Because hemp is not allowed under federal law to be grown on American soil except in certain limited situations, our hemp oil is imported and subsequently purchased through US corporations that have federal licenses to import hemp oil from abroad be transported from overseas, through the use of cargo ships and aircraft. This includes any number of inherent risks involved in shipping overseas. These are unlikely scenarios but the transport vessel may lose its cargo overboard, may be lost, or other factors may cause loss of or damage to the hemp oil. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors. As a result, your entire investment may be lost.

RISK OF LIMITED SUPPLY SOURCES; DEPENDENCE ON FOREIGN SUPPLIERS.

The Company believes that its continued success will depend upon the availability of raw materials that permit the Company to meet its labeling claims and quality control standards. The supply of our industrial hemp is subject to the same risks normally associated with agricultural production, such as climactic conditions, insect infestations and availability of manual labor or equipment for harvesting. Any significant delay in or disruption of the supply of raw materials could substantially increase the cost of such materials, could require product reformulations, the qualification of new suppliers and repackaging and could result in a substantial reduction or termination by the Company of its sales of certain products, any of which could have a material adverse effect upon the Company. Accordingly, there can be no assurance that the disruption of the Company's supply sources will not have a material adverse effect on the Company.

Pursuant to applicable law, 100% of our raw product originates outside of the United States. The Company's business is therefore subject to the risks generally associated with doing business outside the United States, such as delays in shipments, embargoes, changes in economic and political conditions, tariffs, foreign exchange rates and trade disputes. The Company's business is also subject to the risks associated with the enactment of United States and foreign legislation and regulations relating to imports and exports, including quotas, duties, taxes or other charges or restrictions that could be imposed upon the importation of products into the United States.

WE RELY UPON A LIMITED NUMBER OF CONTRACT MANUFACTURERS TO PROVIDE A SIGNIFICANT PORTION OF OUR SUPPLY OF PRODUCTS.

There is limited available manufacturing capacity that meets our quality standards. Our current plans to meet expected production needs rely in large part on the successful ramping up of operations at our intended Washington State operations. See “—Risks Related to Our Business and Industry—We may not successfully ramp up operations at our intended Washington State facility or our intended Washington State facility may not operate in accordance with our expectations.

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We intend to have agreements with a network of contract manufacturers (co-packers) that require them to provide us with specific finished products.

We intend to manufacture our products by single-source contract manufacturers. The intended manufacture of our products may not be easily transferable to other sites in the event that any of our contract manufacturers experience breakdown, failure or substandard performance of equipment, disruption of supply or shortages of organic materials and other supplies, labor problems, power outages, adverse weather conditions and natural disasters or the need to comply with environmental and other directives of governmental agencies. From time to time, a contract manufacturer may experience financial difficulties, bankruptcy or other business disruptions, which could disrupt our supply of finished goods or require that we incur additional expense by providing financial accommodations to the contract manufacturer or taking other steps to seek to minimize or avoid supply disruption, such as establishing a new contract manufacturing arrangement with another provider.

The loss of any of these intended contract manufacturers or the failure for any reason of any contract manufacturer to fulfill its obligations under their future agreements with us, including a failure to meet our quality controls and standards, may result in disruptions to our supply of finished goods. We may be unable to locate an additional or alternate contract manufacturing arrangement that meets our quality controls and standards in a timely manner or on commercially reasonable terms, if at all

TO THE EXTENT OUR RETAILER CUSTOMERS PURCHASE PRODUCTS IN EXCESS OF CONSUMER CONSUMPTION IN ANY PERIOD, OUR SALES IN A SUBSEQUENT PERIOD MAY BE ADVERSELY AFFECTED AS OUR CUSTOMERS SEEK TO REDUCE THEIR INVENTORY LEVELS.

From time to time, our retailer customers may purchase more product than they expect to sell to consumers during a particular time period. Our retailer customers may grow their inventory in anticipation of, or during, our promotional events, which typically provide for reduced prices during a specified time or other customer or consumer incentives. Our retailer customers may also grow inventory in anticipation of a price increase for our products, or otherwise over-order our products as a result of overestimating demand for our products. If a retailer customer increases its inventory during a particular reporting period as a result of a promotional event, anticipated price increase or otherwise, then sales during the subsequent reporting period may be adversely impacted as our customers seek to reduce their inventory to customary levels. This effect may be particularly pronounced when the promotional event, price increase or other event occurs near the end or beginning of a reporting period or when there are changes in the timing of a promotional event, price increase or similar event, as compared to the prior year. To the extent our retailer customers seek to reduce their usual or customary inventory levels or change their practices regarding purchases in excess of consumer consumption, our net sales and 12may be materially adversely affected in that period.

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WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY AND MAY EXPERIENCE MARGIN EROSION IF WE ARE UNABLE TO COMPETE EFFECTIVELY.

The pet treat/food industry is highly competitive. We compete on the basis of product quality and palatability, brand awareness and loyalty, product variety and ingredients, interesting product names, product packaging and package design, shelf space, reputation, price and promotional efforts. We compete with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies who may have greater financial resources and larger customer bases than we have. As a result, these competitors may be able to identify and adapt to changes in consumer preferences more quickly than us due to their resources and scale. They may also be more successful in marketing and selling their products, better able to increase prices to reflect cost pressures and better able to increase their promotional activity, which may impact us and the entire pet food industry. Increased promotional activity may include increasing the size of packaging, which in turn has in the past reduced and may in the future reduce foot traffic at retailers and the number of opportunities we have to educate pet parents about the benefits of Apawthecary Pet USA products. While some of these larger companies have entered the Wholesome Natural market segment through new brand introductions, brand extensions and/or acquisitions, and have also launched brands and products that have some but not all of the Wholesome Natural market segment’s characteristics, they have not gained significant share within the Wholesome Natural market segment. However, we expect that they will continue to attempt to penetrate the Wholesome Natural market segment, whether by introducing or acquiring new Wholesome Natural brands, launching brand extensions or increasing the promotion of existing Wholesome Natural brands and pet food products, all of which will increase our direct competition. We also compete with other companies who focus solely on manufacturing Wholesome Natural pet foods that may be smaller, more innovative and/or able to bring products to market faster and move more quickly to exploit and serve niche markets. If these competitive pressures cause our products to lose market share or experience margin erosion, our business, financial conditions and results of operations may be materially adversely affected.

WE MAY FACE ISSUES WITH RESPECT TO ORGANIC MATERIALS AND OTHER SUPPLIES, INCLUDING INCREASED COSTS, DISRUPTIONS OF SUPPLY, SHORTAGES, CONTAMINATIONS, ADULTERATIONS OR MISLABELING.

We and our contract manufacturers use various organic materials and other supplies in our business, including ingredients, packaging materials and fuel. The prices of our organic materials and other supplies are subject to fluctuations attributable to, among other things, changes in supply and demand of crops or other commodities, weather conditions, agricultural uncertainty or governmental incentives and controls.

We generally do not have long-term supply contracts with our ingredient suppliers. The length of the contracts is fixed for a period of time, typically up to a year or for a season and/or a crop year. In addition, some of our organic materials are sourced from a limited number of suppliers. We may not be able to renew or enter into new contracts with our existing suppliers following the expiration of such contracts on commercially reasonable terms, or at all. We purchase some of our organic materials in the open market, and although we aim to enter into fixed price and/or fixed quantity contracts for a pre-determined amount of our ingredients to reduce short term price volatility in certain commodities, these activities may not successfully reduce or stabilize the costs of our organic materials and supplies. If commodity prices increase or our procurement or future hedging activities are not effective, we may not be able to increase our prices to offset these increased costs. Moreover, our competitors may be better able than we are to implement productivity initiatives or effect price increases or to otherwise pass along cost increases to their customers.

Some of the organic materials we use are vulnerable to adverse weather conditions and natural disasters, such as floods, droughts, frosts, earthquakes and pestilences and may be impacted by climate change and other factors. Adverse weather conditions and natural disasters can reduce crop size and crop quality, which in turn could reduce supplies of organic materials, increase the prices of organic materials, increase costs of storing organic materials and interrupt or delay our production schedules if harvests are delayed. Our competitors may not be impacted by such weather conditions and natural disasters depending on the location of their suppliers and operations.

If any of our organic materials or supplies are alleged or proven to include contaminants affecting the safety or quality of our products (including, for example, bacteria, mold or as a result of animal or human-related pandemics, such as outbreaks of bovine spongiform encephalopathy, foot-and-mouth disease, avian influenza, or any other disease), we may need to find alternate materials or supplies, delay production of our products, discard or otherwise dispose of our products, or engage in a product recall, all of which may have a materially adverse effect on our business, financial condition and results of operations.

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We may be unable to detect or prevent the use of ingredients which do not meet our quality standards if our ingredient suppliers engage in fraud or attempt to cover up or obscure deviations from our guidelines and procedures. Any such conduct by any of our suppliers may result in a loss of consumer confidence in our brand and products and a reduction in our sales if consumers perceive us as being untruthful in our marketing and advertising and may materially adversely affect our brand, reputation, business, financial condition and results of operations.

If our sources of organic materials and supplies are terminated or affected by adverse prices, weather conditions or quality concerns, we may not be able to identify alternate sources of organic materials or other supplies that meet our quality controls and standards to sustain our sales volumes or on commercially reasonable terms, or at all.

WE MAY NOT BE ABLE TO MANAGE OUR MANUFACTURING AND SUPPLY CHAIN EFFECTIVELY WHICH MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

We must accurately forecast demand for our products in order to ensure we have adequate available manufacturing capacity. Our forecasts are based on multiple assumptions which may cause our estimates to be inaccurate and affect our ability to obtain adequate manufacturing capacity (whether our own manufacturing capacity or contract manufacturing capacity) in order to meet the demand for our products, which could prevent us from meeting increased customer or consumer demand and harm our brand and our business. However, if we overestimate our demand and overbuild our capacity, we may have significantly underutilized assets and may experience reduced margins. If we do not accurately align our manufacturing capabilities with demand, our business, financial condition and results of operations may be materially adversely affected.

In addition, we must continuously monitor our inventory and product mix against forecasted demand. If we underestimate demand, we risk having inadequate supplies. We also face the risk of having too much inventory on hand that may reach its expiration date and become unsaleable, and we may be forced to rely on markdowns or promotional sales to dispose of excess or slow-moving inventory. If we are unable to manage our supply chain effectively, our operating costs could increase and our profit margins could decrease.

WE WILL RELY UPON A NUMBER OF THIRD PARTIES TO MANAGE OR PROVIDE DISTRIBUTION CENTERS FOR OUR PRODUCTS.

In addition to our intended Carson City warehouse which we will operate, our distribution operations include the use of two third-party distribution centers as well as the use of third parties to manage such distribution centers. These third-party distribution centers may distribute our products as well as the products of other companies. Our distribution operations at these third-party distribution centers could be disrupted by a number of factors, including labor issues, failure to meet customer standards, bankruptcy or other financial issues affecting our third-party providers, or other issues affecting any such third party’s ability to service our customers effectively. If there is any disruption of these distribution centers, our business may be materially adversely affected.

WE MAY FACE DIFFICULTIES AS WE EXPAND INTO COUNTRIES IN WHICH WE HAVE NO PRIOR OPERATING EXPERIENCE.

We intend to continue to expand our global footprint by entering into new markets. As we expand our business into new countries we may encounter foreign economic, political, regulatory, personnel, technological, language barriers and other risks that increase our expenses or delay our ability to become profitable in such countries. These risks include:

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In addition, our expansion into new countries may require significant resources and the efforts and attention of our management and other personnel, which will divert resources from our existing business operations. As we expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our operations outside of the United States.

WE MAY SEEK TO GROW OUR BUSINESS THROUGH ACQUISITIONS OF OR INVESTMENTS IN NEW OR COMPLEMENTARY BUSINESSES, FACILITIES, TECHNOLOGIES OR PRODUCTS, OR THROUGH STRATEGIC ALLIANCES, AND THE FAILURE TO MANAGE ACQUISITIONS, INVESTMENTS OR STRATEGIC ALLIANCES, OR THE FAILURE TO INTEGRATE THEM WITH OUR EXISTING BUSINESS, COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

From time to time we may consider opportunities to acquire or make investments in new or complementary businesses, facilities, technologies or products, or enter into strategic alliances, that may enhance our capabilities, expand our manufacturing network, complement our current products or expand the breadth of our markets. Potential and completed acquisitions and investments and other strategic alliances involve numerous risks, including:

•	fluctuations in currency exchange rates;

•	the difficulty of enforcing agreements and collecting receivables through some foreign legal systems;

•	customers in some foreign countries potentially having longer payment cycles;

•	changes controls or other restrictions in local tax laws, tax rates in some countries that may exceed those of the United States or Canada and lower earnings due to withholding requirements or the imposition of tariffs, exchange;

•	seasonal reductions in business activity;

•	the credit risk of local customers and distributors;

•	general economic and political conditions;

•	unexpected changes in legal, regulatory or tax requirements;

•	differences in language, culture and trends in foreign countries with respect to pets and pet care;

•	the difficulties associated with managing a large global organization;

•	the risk that certain governments may adopt regulations or take other actions that would have a direct or indirect adverse impact on our business and market opportunities, including nationalization of private enterprise;

•	non-compliance with applicable currency exchange control regulations, transfer pricing regulations or other similar regulations;

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•	violations of the Foreign Corrupt Practices Act by acts of agents and other intermediaries whom we have limited or no ability to control; and

•	violations of regulations enforced by the U.S. Department of The Treasury’s Office of Foreign Asset Control.

•	problems assimilating the purchased business, facilities, technologies or products;

•	issues maintaining uniform standards, procedures, controls and policies;

•	unanticipated costs associated with acquisitions, investments or strategic alliances;

•	diversion of management’s attention from our existing business;

•	adverse effects on existing business relationships with suppliers, contract manufacturers, retail partners and distribution customers;

•	risks associated with entering new markets in which we have limited or no experience;

•	potential loss of key employees of acquired businesses; and

•	increased legal and accounting compliance costs.

We do not know if we will be able to identify acquisitions or strategic relationships we deem suitable, whether we will be able to successfully complete any such transactions on favorable terms or at all or whether we will be able to successfully integrate any acquired business, facilities, technologies or products into our business or retain any key personnel, suppliers or customers. Our ability to successfully grow through strategic transactions depends upon our ability to identify, negotiate, complete and integrate suitable target businesses, facilities, technologies and products and to obtain any necessary financing. These efforts could be expensive and time-consuming and may disrupt our ongoing business and prevent management from focusing on our operations. If we are unable to integrate any acquired businesses, facilities, technologies and products effectively, our business, results of operations and financial condition could be materially adversely affected.

OUR SUBSTANTIAL INDEBTEDNESS MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

•	requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of funding growth, working capital, capital expenditures, investments or other cash requirements;

•	reducing our flexibility to adjust to changing business conditions or obtain additional financing;

•	exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our term loan facilities are at variable rates;

•	making it more difficult for us to make payments on our indebtedness;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	subjecting us to restrictive covenants that may limit our flexibility in operating our business; and

•	limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements and general corporate or other purposes.

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IF OUR CASH FROM OPERATIONS IS NOT SUFFICIENT TO MEET OUR CURRENT OR FUTURE OPERATING NEEDS, EXPENDITURES AND DEBT SERVICE OBLIGATIONS, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS MAY BE MATERIALLY ADVERSELY AFFECTED.

Our ability to generate cash to meet our operating needs, expenditures and debt service obligations will depend on our future performance and financial condition, which will be affected by financial, business, economic legislative, regulatory and other factors, including potential changes in costs, pricing, the success of product innovation and marketing, competitive pressure and consumer preferences. If our cash flow and capital resources are insufficient to fund our debt service obligations and other cash needs, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness. Our revolving credit facility and our term loan facilities restrict our ability to take these actions and we may not be able to affect any such alternative measures on commercially reasonable terms or at all. If we cannot make scheduled payments on our debt, the lenders under our senior secured credit facilities can terminate their commitments to loan money, can declare all outstanding principal and interest to be due and payable and foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. In addition, any downgrade of our debt ratings by any of the major rating agencies, which could result from our financial performance, acquisitions or other factors, would also negatively impact our access to additional debt financing (including leasing) or refinancing on favorable terms, or at all. Even if we are successful in taking any such alternative actions, such actions may not allow us to meet our scheduled debt service obligations and, as a result, our business, financial condition and results of operations may be materially adversely affected.

FAILURE TO PROTECT OUR INTELLECTUAL PROPERTY COULD HARM OUR COMPETITIVE POSITION OR REQUIRE US TO INCUR SIGNIFICANT EXPENSES TO ENFORCE OUR RIGHTS.

Our branding such as “Apawthecary Pets,” “Wild Tails” “Wrinkle Cream” “HotSpot” “Sniffer Salve” and “Apawthecary ”, the Apawthecary Pets figure logo and the tag line “From Nose To Tail.” are valuable assets that support our brand and consumers’ perception of our products. We rely on trademark, copyright, trade secret, patent and other intellectual property laws, as well as nondisclosure and confidentiality agreements and other methods, to protect our trademarks, trade names, proprietary information, technologies and processes. Our non-disclosure agreements and confidentiality agreements may not effectively prevent disclosure of our proprietary information, technologies and processes and may not provide an adequate remedy in the event of unauthorized disclosure of such information, which could harm our competitive position. In addition, effective patent, copyright, trademark and trade secret protection may be unavailable or limited for some of our trademarks and patents in some foreign countries. We may need to engage in litigation or similar activities to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of proprietary rights of others. Any such litigation could require us to expend significant resources and divert the efforts and attention of our management and other personnel from our business operations. If we fail to protect our intellectual property, our business, financial condition and results of operations may be materially adversely affected.

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WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS OR OTHER ALLEGATIONS, WHICH COULD RESULT IN SUBSTANTIAL DAMAGES AND DIVERSION OF MANAGEMENT’S EFFORTS AND ATTENTION.

We have obligations with respect to the non-use and non-disclosure of third-party intellectual property. The steps we take to prevent misappropriation, infringement or other violation of the intellectual property of others may not be successful. From time to time, third parties have asserted intellectual property infringement claims against us and our customers and may continue to do so in the future. While we believe that our products do not infringe in any material respect upon proprietary rights of other parties and/or that meritorious defenses would exist with respect to any assertions to the contrary, we may from time to time be found to infringe on the proprietary rights of others. For example, patent applications in the United States and some foreign countries are generally not publicly disclosed until the patent is issued or published and we may not be aware of currently filed patent applications that relate to our products or processes. If patents later issue on these applications, we may be found liable for subsequent infringement.

Any claims that our products or processes infringe these rights, regardless of their merit or resolution, could be costly and may divert the efforts and attention of our management and technical personnel. We may not prevail in such proceedings given the complex technical issues and inherent uncertainties in intellectual property litigation. If such proceedings result in an adverse outcome, we could, among other things, be required to:

•	pay substantial damages (potentially treble damages in the United States);

•	cease the manufacture, use or sale of the infringing products;

•	discontinue the use of the infringing processes;

•	expend significant resources to develop non-infringing processes; and

•	enter into licensing arrangements from the third party claiming infringement, which may not be available on commercially reasonable terms, or may not be available at all.

If any of the foregoing occurs, our ability to compete could be affected or our business, financial condition and results of operations may be materially adversely affected.

A FAILURE OF ONE OR MORE KEY INFORMATION TECHNOLOGY SYSTEMS, NETWORKS, OR PROCESSES MAY MATERIALLY ADVERSELY AFFECT OUR ABILITY TO CONDUCT OUR BUSINESS.

The efficient operation of our business depends on our information technology systems. We rely on our information technology systems to effectively manage our sales and marketing, accounting and financial and legal and compliance functions, engineering and product development tasks, research and development data, communications, supply chain, order entry and fulfillment and other business processes. The failure of our information technology systems to perform as we anticipate could disrupt our business and could result in transaction errors, processing inefficiencies and the loss of sales and customers, causing our business and results of operations to suffer. In addition, our information technology systems may be vulnerable to damage or interruption from circumstances beyond our control, including fire, natural disasters, power outages, systems failures, security breaches, cyber-attacks and computer viruses. The failure of our information technology systems to perform as we anticipate or our failure to effectively implement new systems could disrupt our entire operation and could result in decreased sales, increased overhead costs, excess inventory and product shortages and a loss of important information. Further, to the extent that we may have customer information in our databases, any unauthorized disclosure of, or access to, such information could result in claims under data protection laws and regulations. If any of these risks materialize, our reputation and our ability to conduct our business may be materially adversely affected.

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WE ARE SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION AND WE MAY INCUR MATERIAL COSTS IN ORDER TO COMPLY WITH EXISTING OR FUTURE LAWS AND REGULATION, AND OUR FAILURE TO COMPLY MAY RESULT IN ENFORCEMENT, RECALLS AND OTHER ADVERSE ACTIONS.

We are subject to a broad range of federal, state and local laws and regulations intended to protect public health, natural resources and the environment. Our operations are subject to regulation by the Occupational Safety and Health Administration, the FDA, the Department of Agriculture, or USDA, and by various state, local and foreign authorities regarding the processing, packaging, storage, distribution, advertising, labeling and export of our products, including food safety standards.

The FDA classifies products as either food or drug depending on the claims made by the manufacturer regarding such products, and the FDA has recently focused attention on nutritional pet food products that it believes to carry therapeutic claims. These include claims such as “hairball control,” “improved digestibility” and “urinary tract health.” Products that provide nutrients in support of an animal’s daily nutrient needs but which are also labeled as being intended for use to diagnose, cure, mitigate, treat or prevent disease may meet the statutory definitions of both a food and a drug. We currently produce products, such as cat food with hairball management, that undergo FDA pre-market inspection. While we believe that we market our products in accordance with the applicable FDA regulatory requirements, the FDA may classify some of our products differently than we do, and may impose more stringent regulations which could lead to alleged regulatory violations, enforcement actions and product recalls. For example, a manufacturer of animal drugs must comply with the FDA’s Good Manufacturing Practices, or GMPs, for the manufacture of pharmaceutical products and is subject to FDA inspection to confirm its compliance. We intend to produce more products that we anticipate will be subject to FDA pre-market inspection, including new products we introduce to the Therapeutic market segment.

In 2011, the FDA Food Safety Modernization Act, or FSMA, became law. The FSMA included an amendment to the Federal Food, Drug, and Cosmetic Act, or FFDCA, which gives the FDA authority to mandate pet food recall. The FSMA also includes a number of other provisions designed to enhance food safety, including increased inspections by the FDA of domestic and foreign food facilities and increased review of food products imported into the United States. We currently do not use any animal by-products in our formulations as such we may not fall into this category. In addition to periodic government agency inspections affecting our operations generally, our operations, which produce meat and poultry products, are subject to mandatory continuous on-site inspections by the USDA. The FSMA also mandates that the FDA adopt preventative controls to be implemented by pet food facilities in order to minimize or prevent hazards to food safety. In October 2013, the FDA issued a proposed rule entitled “Current Good Manufacturing Practice and Hazard Analysis and Risk-Based Preventive Controls for Food for Animals.” An updated proposed rule was issued in September 2014. The proposed rule would establish GMPs in the manufacturing, processing, packing and holding of animal food. In addition, the proposed rule would require certain facilities to establish and implement hazard analysis and risk-based preventive controls for food for animals.

Complying with government regulation can be costly or may otherwise adversely affect our business. Our business is also affected by import and export controls and similar laws and regulations, both in the United States and elsewhere. Issues such as national security or health and safety, which may slow or otherwise restrict imports or exports, may adversely affect our business. Violations of or liability under any of these laws and regulations may result in administrative, civil or criminal penalties against us, revocation or modification of applicable permits, environmental investigations or remedial activities, voluntary or involuntary product recalls, warning or untitled letters or cease and desist orders against operations that are not in compliance, among other things. These laws and regulations may change in the future and we may incur (directly, or indirectly through our contract manufacturers) material costs to comply with current or future laws and regulations or in any required product recalls. In addition, we and our contract manufacturers are subject to additional regulatory requirements, including compliance with the environmental, health and safety laws and regulations administered by the U.S. Environmental Protection Agency, or the EPA, state environmental regulatory agencies (including the Missouri Department of Natural Resources) and the National Labor Relations Board. Such laws and regulations generally have become more stringent over time and may become more so in the future. Costs of compliance, and the impacts on us of any non-compliance, with any such laws and regulations could materially adversely affect our business, financial condition and results of operations.

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There has been a recent trend in consumer class actions against food companies with respect to the use of the term “natural” in advertisements and on labels to describe human food products, and it is possible that there may be a similar trend in the future with respect to pet food products. There is no single U.S. government regulated definition of the term “natural” for use in the pet food industry. Currently, most states in the United States have adopted the AAFCO definitions and labeling guidelines relating to the term “natural” on pet food labels. Under the AAFCO’s ingredient definitions and labeling guidelines, a pet food is designated as “natural” if it contains only ingredients that are derived solely from plant, animal or mined sources, has not been subject to a chemically synthetic process and does not contain any chemically synthetic additives (other than synthetically derived vitamin, minerals or trace nutrients that are added to enhance nutrition that are disclosed on the label). Although we believe that our labels and advertisements that identify our products as “natural” comply with the applicable laws and regulations, we may still be subject to related claims and lawsuits, which could have a material adverse effect on our reputation, business and results of operations. In addition, the AAFCO definition of “natural” or the definition of “natural” as adopted by states in the United States may change in the future. In such event, we may need to change our product specifications and formulations in order to continue to be classified as “natural” under the updated definition, which may result in increased costs and could adversely affect our results of operations.

Certain groups and individuals have recently proposed laws and regulations at the state and federal levels, requiring disclosure of the presence of genetically modified organisms, or GMOs, on labels of pet food products. If any of these laws and regulations are adopted, we may incur material costs to comply with such laws and regulations and could be subject to liabilities if we fail to timely comply, which could materially adversely affect our reputation, business, financial condition and results of operations.

ADVERSE LITIGATION JUDGMENTS OR SETTLEMENTS RESULTING FROM LEGAL PROCEEDINGS RELATING TO OUR BUSINESS OPERATIONS COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

From time to time, we may be subject to allegations, and may be party to legal claims and regulatory proceedings, relating to our business operations. Such allegations, claims and proceedings may be brought by third parties, including our customers, employees, governmental or regulatory bodies or competitors. Defending against such claims and proceedings is costly and time consuming and may divert management’s attention and personnel resources from our normal business operations, and the outcome of many of these claims and proceedings cannot be predicted. If any of these claims or proceedings were to be determined adversely to us, a judgment, a fine or a settlement involving a payment of a material sum of money were to occur, or injunctive relief were issued against us, our business, financial condition and results of operations could be materially adversely affected.

OUR SUCCESS DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN KEY EMPLOYEES AND THE SUCCESSION OF SENIOR MANAGEMENT AS WELL AS TEAM MEMBERS WITHIN STORES.

Our growth and success requires us to hire, retain and develop our leadership bench. If we are unable to attract and retain talented, highly qualified senior management and other key executives, as well as provide for the succession of senior management, our growth and results of operations may be adversely impacted.

Our success also depends on our ability to continue to attract, motivate and retain employees who understand and appreciate our culture and are able to represent our brand effectively.

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Risks Relating to our Company

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY AND MAY NEVER BE ABLE TO CARRY OUT OUR BUSINESS PLAN OR ACHIEVE ANY REVENUES OR PROFITABILITY; INVESTORS HAVE A HIGH PROBABILITY OF LOSING THEIR ENTIRE INVESTMENT.

We are subject to all of the risks inherent in the establishment of a new business enterprise. As a development stage company, the Company is a highly speculative venture involving significant financial risk. It is uncertain as to when the Company will become profitable, if ever. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. We may not be able to successfully effectuate our business and investors may lose their entire investment.

SINCE OUR OFFICERS AND DIRECTOR HAVE NO PRIOR BUSINESS EXPERIENCE IN OUR PLANNED BUSINESS, WE FACE A HIGH RISK RESULT OF BUSINESS FAILURE WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT

Our officers and director have no prior business experience in our industry and our planned business. Our ability to achieve and maintain profitability and positive cash flow is dependent upon a number of factors including the decisions made by our officers and director. As a result, we face a high risk of business failure which may result in the loss of your investment

WE EXPECT TO INCUR OPERATING LOSSES IN THE FUTURE BECAUSE WE HAVE NO REVENUE FROM OUR PLANNED BUSINESS MODEL. IF WE ARE UNABLE TO GENERATE REVENUES YOUR ENTIRE INVESTMENT COULD BE LOST.

We incurred losses of $368,747 for the period from December 27, 2007 (inception) to November 30, 2017. We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues related to planned business model to offset the expenses associated with the marketing and sales of our planned products. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

SINCE OUR EXECUTIVE OFFICERS WORK OR CONSULT FOR OTHER COMPANIES, THEIR ACTIVITIES COULD SLOW DOWN OUR OPERATIONS.

Our executive officers, both of whom serves as our directors, are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations that could slow our operations and may reduce our financial results because of the slow down in operations. It is expected that each of our directors will devote between 5 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required. In the event that our executive officers cannot devote the time when required, their other business activities could slow down our planned operations and have a negative effect on our results of operations.

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BECAUSE WE DO NOT HAVE AN AUDIT OR COMPENSATION COMMITTEE, SHAREHOLDERS WILL HAVE TO RELY ON OUR DIRECTORS, WHO ARE NOT INDEPENDENT, TO PERFORM THESE FUNCTIONS.

We do not have an audit or compensation committee comprised of independent directors. We do not have an audit or compensation committee. Our director performs these functions. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

BECAUSE WE ARE A "SHELL COMPANY", WHICH MAY HAVE ADVERSE EFFECTS ON FUTURE EFFORTS TO FORM CAPITAL

We are a "shell company" as that term is defined by the applicable federal securities laws. Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a "shell company". Applicable provisions of Rule 144 specify that during that time that we are a "shell company" and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form capital which in turn may have an adverse effect on our results of operations.

 Risks Relating to our Common Stock

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK THAT WOULD REDUCE INVESTORS’ PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE. WE DO NOT NEED SHAREHOLDER APPROVAL TO ISSUE ADDITIONAL SHARES.

Our certificate of incorporation authorizes the issuance of 75,000,000 shares of common stock, 24,827,264 shares of which are issued and outstanding as of November 30, 2017. Accordingly, we can issue up to an additional 51,022,736. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

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Item 4. Use of Proceeds.

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.25. The proceeds from the sale of the shares of common stock offered by the Company will be up to $3,000,000 based on this public offering price. All funds raised in the offering of our shares will immediately be available to us. The offering is being conducted on a “best efforts’ basis and the offering scenarios that follow are for illustrative purposes only. The actual amount of proceeds, if any, may differ. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

GROSS PROCEEDS FROM THIS OFFERING	$750,000	$1,500,000	$2,250,000	$3,000,000
Less: OFFERING EXPENSES
Legal & Accounting	$11,250	$11,250	$11,250	$11,250
Printing	$200	$200	$200	$200
TOTAL	$11,450	$11,450	$11,450	$11,450

Less: GENERAL BUSINESS DEVELOPMENT
Business travel expenses:	$10,000	$19,175	$28,766	$38,350,
Office Administration Wage	$51,462	$125,825	$188,737	$240,200
Office supplies and expense	$25,000	$50,000	$75,000	$100,000
Build out of office Facility	$175,000	$175,000	$175,000	$220,000
Purchase of Operational Equipment	390,000	390,000	390,000	$390,000
TOTAL:	$651,462	$760,000	$857,503	$988,550

Less: SALES & MARKETING
Sales Salaries and Commissions	$37,500	$75,000	$112,500	$300,000
TOTAL	$37,500	$75,000	$112,500	$300,000

Less:LEGAL FEES
Legal Fees	$0	$50,000	$100,000	$100,000
TOTAL	$0	$50,000	$100,000	$100,000

Less: WORKING CAPITAL
Inventory and Raw materials	$49,588	$503,550	$918,547	$1,200,000
Additional Product Research and Development	$0	$100,000	$250,000	$400,000
TOTAL	$49,588	$603,550	$1,168,547	$1,600,000

TOTALS	$750,000	$1,500,000	$2,250,000	$3,000,000

The above figures represent only estimated costs

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Item 5. Determination of Offering Price.

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our Company will be offering the shares of common stock being covered by this prospectus at a price of $0.25 per share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date from our planned business model, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which the Company believes investors would be willing to purchase the shares. Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

Item 6. Dilution.

Existing Stockholders if all of the Shares are Sold
Price per share	$0.25
Post offering net tangible book value	$2,914,719
Potential gain to existing shareholders	$3,000,000
Net tangible book value per share after offering	$0.0810
Increase to present stockholders in net tangible book value per share after offering	$0.0779
Capital contributions by purchasers of shares	$3,000,000
Capital Contributions by existing stockholders	$23,977
Number of shares outstanding before the offering	23,977,264
Number of shares after offering held by existing stockholders	23,977,264
Existing Stockholders Percentage of ownership after offering	66.65%

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Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.25
Post offering net tangible book value	$2,914,719
Increase in net tangible book value per share after offering	$0.0841
Dilution per share	$0.1690
Capital contributions by purchasers of shares	$3,000,000
Capital contributions by existing stock holders	$23,977
Percentage capital contributions by purchasers of shares	99%
Percentage capital contributions by existing stockholders	1%
Anticipated net offering proceeds	$2,988,550
Number of shares after offering held by public investors	12,000,000
Total shares issued and outstanding	35,977,264
Purchasers of shares percentage of ownership after offering	33.35%
Existing stockholders percentage of owner ship after offering	66.65%

Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.25
Post offering net tangible book value	$2,164,719
Post offering net tangible book value per share	$0.0656
Pre-offering net tangible book value per share	$-0.0031
Increase in net tangible book value per share after offering	$0.0626
Dilution per share	$0.1844
Capital contributions by purchasers of shares	$2,250,000
Capital contributions by existing stock holders	$23,977
Percentage capital contributions by purchasers of shares	99%
Percentage capital contributions by existing stockholders	1%
Anticipated net offering proceeds	$2,238,550
Number of shares after offering held by public investors	9,000,000
Total shares issued and outstanding	32,977,264
Purchasers of shares percentage of ownership after offering	27%
Existing stockholders percentage of ownership after offering	73%

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.25
Post offering net tangible book value	$1,414,719
Post offering net tangible book value per share	$0.0472
Pre-offering net tangible book value per share	$-0.0031
Increase in net tangible book value per share after offering	$0.0441
Dilution per share	$0.2028
Capital contributions by purchasers of shares	$1,500,000
Capital contributions by existing share holders	$23,977
Percentage capital contributions by purchasers of shares	98%
Percentage capital contributions by existing stock holders	2%
Anticipated net offering proceeds	$1,488,550
Number of shares after offering held by public investors	6,000,000
Total shares issued and outstanding	29,977,264
Purchasers of shares percentage of ownership after offering	20.02%
Existing stockholders percentage of ownership after offering	79.98%

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Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.25
Post offering net tangible book value	$664,719
Post offering net tangible book value per share	$0.0246
Pre-offering net tangible book value per share	$-0.0031
Increase in net tangible book value per share after offering	$0.0216
Dilution per share	$0.2254
Capital contributions by purchasers of shares	$750,000
Capital contributions by existing share holders	$23,977
Percentage capital contributions by purchasers of shares	97%
Percentage capital contributions by existing stock holders	3%
Anticipated net offering proceeds	$738,550
Number of shares after offering held by public investors	3,000,000
Total shares issued and outstanding	26,977,264
Purchasers of shares percentage of ownership after offering	11.12%
Existing stockholders percentage of ownership after offering	88.88%

Item 7. Selling Security Holders.

None

Item 8. Plan of Distribution.

24,827,264 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional 12,000,000 Direct Offering Shares of its common stock at the price of $0.25 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

The Company will receive all proceeds from the sale of those Direct Offering Shares. The price per share is fixed at $0.25 for the duration of this offering. Although our common stock is not listed on a public exchange, we intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB) and OTC Markets. In order to be quoted on the OTCBB and the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTCBB and the OTC Markets, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.25 for the duration of this offering.

The Company's Direct Offering Shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.25 per share.

The offering will conclude on the earlier of; (1) when all 12,000,000 shares of common stock have been sold, or (2) 90 days after this registration statement becomes effective with the Securities and Exchange Commission. There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements. The Company may at its discretion extend the offering for an additional 90 days or such period as the Company deems reasonable.

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In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Apawthecary Pets USA has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

In connection with the Company’s selling efforts in the offering, Bradley Kersch our President and director and Aerock Fox our Secretary and director will be selling shares on the Company’s behalf. Our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Neither Bradley Kersch nor Aerock Fox are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Kersch and Mr. Fox are not, nor has they been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Kersch and Mr. Fox will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Neither Mr. Kersch nor Mr. Fox will participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Apawthecary Pets USA will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states). We are paying the expenses of the offering because we seek to: (i) become a reporting company with the SEC under the Exchange Act; and (ii) enable our common stock to be traded on the OTC Bulletin Board and the OTC Markets.

Regulation M

Our officers and directors, who will offer and sell the shares, offered hereby, are aware that they are required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

We will pay all expenses of preparing and reproducing this prospectus with respect to the offer and sale of the shares of common stock registered for sale under this prospectus, including expenses or compliance with state securities laws and filing fees with the SEC. We expect such expenses related to the issuance and distribution of the shares of common stock offered by us to be approximately $11,450.

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Item 9. Description of Securities to be Registered.

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 66.4% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

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The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Apawthecary Pets USA from doing so if it cannot obtain the approval of our board of directors.

Stock Transfer Agent

We have engaged the services of VStock Transfer, LLC as transfer agent. VStock Transfer, LLC’s address is 18 Lafayette Place, Woodmere, NY 11598 and they can be reached at 1 (855) 987-8625.

Item 10. Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Form 10-K for the year ended August 31, 2016 and Form 10-K for the year ended August 31, 2017 have been audited by MaloneBailey, LLP, 9801 Westheimer Road Suite 1100 Houston, TX 77042, to the extent and for the periods set forth in their report. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70th Street Seattle, Washington 98115, our independent legal counsel, has provided an opinion on the validity of our common stock.

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Item 11. Information with Respect to the Registrant.

Business Description

Apawthecary Pets USA was formerly known as Bookedbyus Inc., a development stage company, which was formed on December 27, 2007. Bookedbyus Inc. had commenced limited operations, primarily focused on organizational matters. The Company had not yet implemented its business model and has generated $31,502 in revenue since inception from a consulting projects unrelated to our planned business model and has incurred losses of $368,747 through November 30, 2017.

On January 1, 2011, the Company entered into an agreement (the “License Agreement”) with Digital Programa Inc. The Company has licensed the Digital Programa System which is digital media management software which emphasizes a touch-optimized web framework for smart phones and tablets. The basic terms of the License Agreement are as follows:

1)	Digital Programa Inc. has granted exclusive license to the Company to market and sell certain software systems, as defined in the License Agreement, which consists of eDrive and iDrive (the “System”), exclusively in Canada and the United States;

2)	The Company issued 1,000,000 common shares of the Company, valued at $0.005 per share, to Digital Programa Inc. for initial, non-recurring, non-refundable license fee (Notes 6 and 8);

3)	The Company is required to pay Ditgal Programa Inc. a 5% royalty on gross revenues for each month from the sales of the System software; and

4)	The License Agreement shall remain in effect for a period of 10 years, commencing on 1 January 2011, and the Company has the option to renew the License Agreement for an additional 10 year term provided that the Company pay then current renewal fee, which shall be no greater than 10% of the then current license fee charged by Digital Programa Inc. for new licensees.

Digital Programa Inc. (“DP”) is a privately owned and controlled corporation located at Plaza 2000 Building, P.O. Box 0815-01117, 50th Street Panama, Republic of Panama. DP develops digital media management and workflow automation system software for the entertainment business. DP has developed an online digital collaboration management system that corporations who create and distribute rich media (photo, audio and video as well as other digital assets like documents), find, organize, securely share, distribute, store and view such rich media. The DP software solution is a group of web services that permits enterprises to upload, download, search, collaborate, notify, track usage and authenticate users to perform authorized transactions with digital media, all of which are easily logged and reported.

We intended to market two software applications developed by DP: “eDrive” and “iDrive”. eDrive is a web and email based rich media application that allows clients to push rich media marketing material to its customers with a fully integrated back end including business analytics. eDrive, allows companies to market their message or product directly to their customers.

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The Company has not yet implemented its business model. We must raise cash to implement our strategy and stay in business. In the event we do not raise any proceeds, the Company’s existing cash will not be sufficient to fund the expenses related to maintaining a reporting status and to implement its planned business. Accordingly, the Company has abandoned its business related to Digital Programma Inc. and the Digital Programma System. The Company intends to implement a different business plan; a business that will sell 100% all natural hemp infused wellness treats for dogs, cats and horses (see Plan of Operations, page 61).

Product Overview

Apawthecary Treats are wellness treats infused with our proprietary blend of plant-based ingredients. AMERICAN made with non-GMO human grade food ingredients. Our products are created to help maintain health and alleviate aches and pains from injury or old age.

Apawthecary is committed to researching and developing pet treat products using all natural ingredients. We source organic wherever we can. Our treats are for overall health benefits, from pain to calming. 200g bags,

Apawthecary Tinctures - Apawthecary Pet Tinctures higher concentrate of hemp terpenes per 30ml bottles. The concentrates come in Bacon flavour and Seafood flavouring Ingredients:

Hemp Terpenes, MCT Oil, Natural flavourings. (no animal by products) For pain and anxiety.

Apawthecary’s - Wild Tails- Meal replacement bars: COMPLETE K9 MEAL BARS ON THE GO! Made with 100% grain-free, all natural, human grade ingredients. Convenient, healthy, premium products interchangeable with regular dog food. Four Flavours –

Pumpkin, Peanut Butter, Bacon, Beef

Wrinkles by APAWTHECARY PETS All-natural organic face cream specially formulated to treat & prevent skin fold disease,  infection & discomfort. For treating & preventing: Skin fold dermatitis, Yeast & bacterial infections, Redness, chaffing, inflammation, Crusty buildup, Sores, pimples, scabbing, Interdigital cysts, Itchy, flaky skin, hair loss, baldness, Unpleasant odor.

Hot Spot by APAWTHECARY PETS 100% all-natural organic salve specially formulated to treat “hot spots” Hotspots are essentially an immune-mediated response of the skin. They appear as red, moist, irritated, sometimes oozy skin lesions.

Nose Soother by APAWTHECARY PETS 100% all-natural organic salve specially formulated to treat Crusty and damaged noses. May heal crusty, dry, cracked, chapped, even bleeding dog noses. Our cream for dog’s noses is a synergistic, perfect blend of organic, vegan, nourishing, healing and moisturizing ingredients. Snout Soother can be applied to a dog’s nose to treat painful cracking and dryness as well as a preventative with its natural sunscreen elements.

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Pet Paw Protection: 100% All Natural Organic Pet Paw Protection Wax. Prevent damage and paw conditions with Apawthecary’s Paw Protection. The paw protection comes in wax form and provides protection even in the most extreme conditions. Recommended for dogs who don't like boots on their feet!

Horse Tincture: 100% All Natural Organic tincture for horses. Specifically formulated and flavored for horses. Apple cinnamon flavour in a 50ml bottle contains 250mg of hemp terpenes / medicine

Vet-Line: Our Vet-Line of tinctures have been specially formulated for use by and recommended by Veterinarians. This line of tinctures are higher in Hemp medicine than our regular tinctures and are only sold through Veterinarians. From 120mg to 2000mg dosages.

According to the American Pet Products1 Association, The USA pet industry has tripled in size since 1994 from annual revenues of $17 billion to over $60 billion today. This dramatic rise can be linked to three significant paradigm shifts:

1.	The awareness and acceptance of pets being a member of our family

2.	The increasing focus on product ‘premium’, wellness and quality of life in our society

3.	Rising awareness of food safety and security concerns related to continuing pet food recalls

Apawthecary Pet’s initial hemp-based treats and tinctures will compete in the ‘wellness pet treat or functional chew’ category. This market segment continues to grow as sophisticated ‘treat’ formulas provide functional health benefits and attract supplement consumers.

Apawthecary Pet’s products will be sold online, in pet stores and will be offered as an anti-inflammatory and anti-anxiety supplement, from the supplement and pet medication market who are seeking more natural - yet effective alternatives to pharmaceutical medicines.

Competition

Several companies have similar offerings to Apawthecary. To managements best of knowledge, none have combined the benefits of hemp into an all-in-one product offering to the dog, cat and equestrian markets to date. With Apawthecary’s proprietary process we can infuse any product from jerky to bones with our enriched formulas.

_________

1 Source: American Pet Products Association’s U.S. Pet Industry Spending Figures & Future Outlook

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Popular competitive products include: Zuke's® ‘Hip-Action’ Hip and Joint Chews, Pet Naturals® ‘Calming’ Soft Moist Chews, Cloud Star® ‘Dynamo Dog’ Hip and Joint Treats, Blue Buffalo® ‘Jolly Joints’ Jerky Treats.

Hemp supplement products: There are four companies that we know of who are currently operating in this category. They are offering products in capsule and baked biscuit formats; Canna-PetTM ‘Canna-Biscuits’ and capsules, Canna-CompanionTM Hemp capsules, TreatiblesTM baked CBD dog biscuits and TruLeaf dog chews.

Market Opportunity

Apawthecary Pets USA is an American hemp company positioning a niche in the fast growing and dynamic $60 billion American pet industry (http://www.americanpetproducts.org/press_industrytrends.asp ) with its line of Pet products branded under “Apawthecary Pets”. Apawthecary has entered the natural pet product sector with a product line consisting of innovative hemp-based wellness pet products pet treats, pet tinctures, creams and slaves followed by CBD supplements for pets in the USA market. This will lay a profitable foundation for the company’s long-term strategy to secure a new animal drug application for a Hemp-based pet medication sold via veterinary prescription in the $13.8 billion pet medication market.

Statistics show that consumers are looking for higher quality products that address health needs common to their pets, without having to worry about food safety or harmful side effects. Products containing hemp, including hemp seed oil, hemp protein and hemp terpenes (cannabidiol (CBD) from hemp), are gaining significant acceptance as evidence of their nutritional and medicinal effectiveness becomes recognized. (http://www.forbes.com/sites/nancygagliardi/2015/02/18/consumers-want-healthy-foods-and-will-pay-more-for-them/#236d595875c5)

Apawthecary is well-positioned to meet the consumer demand for innovative pet health by marketing hemp-focused natural products that are professionally designed and, scalable for sale in the USA market. The Apawthecary product line-up provides hemp-based antioxidant, joint and calming support in biscuit format and a liquid tincture that are currently sold successfully across Canada. Apawthecary Pets USA has acquired an exclusive worldwide license, excluding Canada, China, Japan and Korea, to manufacture, distribute and sell all of Licensor's current and future intellectual property, including formulas, extraction, research, and development technologies applicable to the products. Apawthecary Pets USA has no rights to manufacture, distribute and sell Licensor’s current and future products in Canada, China, Japan and Korea.

The company will be manuafacturing its products and introducing these products (see Product Overview, page 31) initially to the American market and will utilize all natural ingredients including but not limited to cannabidiol (CBD) derived from hemp as the active ingredient for anti-inflammatory and anti-anxiety supplements initially in the USA and in the future, worldwide (excluding Canada, China, Japan and South Korea). Apawthecary Pets USA has tremendous benefits by having continued R&D done by Solace Management Group Inc. This would include and not limited to new formulations and on-going updates in product development, expanding development into cat treats, horse treats and a full meal replacement bar for dogs. Apawthecary Pets USA will utilize its licensed proprietary procedures to infuse its products, this process allows pets to absorb the medicine and nutrients more effectively.

The USA pet industry has tripled in size since 1994 from annual revenues of $17 billion to over $60 billion today. – (http://www.americanpetproducts.org/press_industrytrends.asp) This dramatic rise can be linked to three significant paradigm shifts:

•	The awareness and acceptance of pets being a member of our family

•	The increasing focus on product ‘premium’, wellness and quality of life in our society

•	Rising awareness of food safety and security concerns related to continuing pet food recalls

Apawthecary Pet’s initial hemp-based treats and tinctures will enter the $3.2 billion natural pet product market and compete in the ‘wellness pet treat or functional chew’ category. This market segment continues to grow as sophisticated ‘treat’ formulas provide functional health benefits and attract supplement consumers. (http://www.packagedfacts.com/Pet-Supplements-Nutraceutical-7259313/)

Apawthecary Pet’s manufactured products will be sold online, in pet stores and will be offered as an anti-inflammatory and anti-anxiety supplement, capturing consumers from the supplement and pet medication market who are seeking more natural - yet effective alternatives to pharmaceutical medicines.

Description of Property

We do not own any real estate or other properties and have not entered into any long term lease or rental agreements for property. Our office is located at 619 S. Ridgeley Drive, Suite 101, Los Angeles, California 90036.

Legal Proceedings

There are no legal proceedings pending or threatened against us.

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Financial Statements and Supplementary Data

Apawthecary Pets USA (formerly Bookedbyus Inc.)

Financial Statements

(Expressed in U.S. Dollars)

For the years ended August 31, 2017 and 2016

36

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Apawthecary Pets USA (formerly Bookedbyus Inc.)

We have audited the accompanying balance sheets of Apawthecary Pets USA (formerly Bookedbyus Inc.) (the “Company”) as of August 31, 2017 and 2016, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years ended August 31, 2017 and 2016. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apawthecary Pets USA (formerly Bookedbyus Inc.) as of August 31, 2017 and 2016, and the results of its operations and its cash flows for the years ended August 31, 2017 and 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred net losses and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

December 14, 2017

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Apawthecary Pets USA (formerly Bookedbyus Inc.) Balance Sheets (Expressed in U.S. Dollars)

	August 31, 2017	August 31, 2016

Assets

Current assets
Cash and cash equivalents	$13,380	$980
Total current assets	13,380	980

Total Assets	$13,380	$980

Liabilities and Stockholders’ Deficit

Current liabilities
Accounts payable and accrued liabilities	$5,333	$3,391
Accounts payable due to related parties (Note 3)	599	153,874
Due to related parties (Note 3)	70,673	57,373
Total current liabilities	76,605	214,638

Total Liabilities	76,605	214,638

Stockholders’ deficit
Capital stock (Note 4)
Authorized 75,000,000 of common shares, par value $0.001
Issued and outstanding 23,977,264 common shares issued and outstanding (2016 – 22,170,000), par value $0.001	23,977	22,170
Additional paid in capital	265,073	86,180
Accumulated deficit	(352,275)	(322,008)

Total stockholders’ deficit	(63,225)	(213,658)

Total Liabilities and Stockholders’ Deficit	$13,380	$980

The accompanying notes are an integral part of these financial statements.

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Apawthecary Pets USA (formerly Bookedbyus Inc.) Statements of Operations (Expressed in U.S. Dollars)

	For the year ended August 31, 2017	For the year ended August 31, 2016

Operating Expenses
Professional fees	$13,200	$12,961
General and administrative	7,142	7,306
Management fees (Note 3)	9,925	36,800
Rent (Note 3)	-	36,800

Total operating expenses	30,267	93,867

Net loss	$(30,267)	$(93,867)

Basic and diluted net loss per common share- basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares – basic and diluted	23,033,065	22,170,000

The accompanying notes are an integral part of these financial statements.

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Apawthecary Pets USA (formerly Bookedbyus Inc.) Statements of Changes in Stockholders’ Deficit (Expressed in U.S. Dollars) For the year ended August 31, 2017 and August 31, 2016

	Number of shares issued	Capital stock	Additional paid in capital	Accumulated deficit	Stockholders’ deficit
		$	$	$	$
Balance at August 31, 2015	22,170,000	22,170	86,180	(228,141)	(119,791)
Net loss for the year	-	-	-	(93,867)	(93,867)
Balance at August 31, 2016	22,170,000	22,170	86,180	(322,008)	(213,658)

Balance at August 31, 2016	22,170,000	22,170	86,180	(322,008)	(213,658)
Shares issued for settlement for due to related party	1,632,264	1,632	161,568	-	163,200
Common shares sold for cash	175,000	175	17,325	-	17,500
Net loss for the year	-	-	-	(30,267)	(30,267)
Balance at August 31, 2017	23,977,264	23,977	265,073	(352,275)	(63,225)

The accompanying notes are an integral part of these financial statements.

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Apawthecary Pets USA (formerly Bookedbyus Inc.) Statements of Cash Flows (Expressed in U.S. Dollars)

	For the year ended August 31, 2017	For the year ended August 31, 2016

Cash flows from operating activities
Net loss	$(30,267)	$(93,867)
Changes in operating assets and liabilities
Increase in accounts payable and accrued liabilities	1,942	259
Increase (decrease) in accounts payable due to related parties	(9,925)	73,600

Cash flows used in operating activities	(18,400)	(20,008)

Cash flows from financing activities
Advances from related parties	13,300	20,473
Proceeds from common shares sold for cash	17,500	-

Cash provided by financing activities	30,800	20,473

Net increase in cash	12,400	465

Cash and cash equivalents, beginning of year	980	515

Cash and cash equivalents, end of year	$13,380	$980

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Noncash investing and financing activities:
Shares issued in settlement of due to related parties	$163,200	$-

The accompanying notes are an integral part of these financial statements.

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Apawthecary Pets USA (formerly Bookedbyus Inc.)

Notes to Financial Statements

(Expressed in U.S. Dollars)

1. Nature and Continuance of Operations

Apawthecary Pets USA (formerly Bookedbyus Inc.) (the “Company”) was incorporated under the laws of the State of Nevada on December 27, 2007. The Company intends to operate in the pet industry.

On April 2017, the Company changed its name from Bookedbyus Inc. to Apawthecary Pets USA.

In the opinion of the management, all normal recurring adjustments which are necessary for a fair presentation of financial statements of the results for the year ended August 31, 2017, have been included.

On January 9, 2008, the Company affected a thousand (1,000) for one (1) forward stock split of all outstanding common shares and a corresponding forward increase in the Company’s authorized common stock. The effect of the forward split was to increase the number of the Company’s authorized common shares from 75,000 shares par value $0.001 to 75,000,000 shares par value $0.001. At the time of the stock split, the Company had no commons shares issued and outstanding. All references in these financial statements to number of common shares, price per share and weighted average number of common shares have been adjusted to reflect the stock split on a retroactive basis, unless otherwise noted. (Note 4).

The Company’s financial statements as at August 31, 2017 and for the year then ended have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a loss of $30,267 for the year ended August 31, 2017 and $93,867 for the year ended August 31, 2016 and has a working capital deficit at August 31, 2017. These factors raise substantial doubt about the ability of the Company to continue as a going concern.

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. Management believes that the Company’s capital resources should be adequate to continue operating and maintaining its business strategy during the fiscal year ended August 31, 2018. However, if the Company is unable to raise additional capital in the near future, due to the Company’s liquidity problems, management expects that the Company will need to curtail operations, liquidate assets, seek additional capital on less favorable terms and/or pursue other remedial measures. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

As at August 31, 2017, the Company was not engaged in continued business, and had significant expenses from early stage activities. Although management is currently attempting to implement its business plan and is seeking additional sources of financing, there is no assurance the activity will be successful. Accordingly, the Company must rely on its president to perform essential functions without compensation until a business operation can be commenced. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

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2. Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these financial statements.

Definition of fiscal year

The Company’s fiscal year end is August 31st.

Basis of presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Financial instruments

Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. Fair value of financial instruments is the amount at which the instruments could be exchanged in a current transaction between willing parties. The Company considers the carrying amounts of cash, restricted cash, accounts receivable, related party and other receivables, accounts payable, notes payable, related party and other payables, customer deposits, and short-term loans approximate their fair values because of the short period of time between the origination of such instruments and their expected realization. The Company considers the carrying amount of long term bank loans to approximate their fair values based on the interest rates of the instruments and the current market rate of interest.

Level 1 The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market. Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2 FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

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2. Significant Accounting Policies (Continued)

Financial instruments (Continued)

Level 3 If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

As at August 31, 2017, the fair value of cash and cash equivalents, accounts payable and due to related party approximates their carrying value because of their short term maturities.

Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions as determined by rating agencies.

Currency Risk

The Company’s assets and liabilities are in U.S. dollars, which is the Company’s functional and presentation currency. The Company has no transactions in currencies other than U.S. dollar. As a result, foreign currency risk is insignificant.

Interest Rate Risk

The Company has cash balances and no interest-bearing debt. It is management’s opinion that the Company is not exposed to significant interest risk arising from these financial instruments.

Liquidity Risk

Liquidity risk is the risk that an entity will encounter difficulty in meeting obligations associated with its financial liabilities. The Company is reliant upon equity issuances and advances from related parties as its sole source of cash. The Company has been successful in raising equity financing in the past; however, there is no assurance that it will be able to do so in the future.

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2. Significant Accounting Policies (Continued)

Income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with ASC 740, “Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Basic and diluted net loss per share

The Company computes net loss per share in accordance with ASC 260 “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Related parties

Accounts payable due to related party represents an obligation to pay for services that were used in the ordinary course of business. The amount is classified as a current liability as payment is due on demand.

Comprehensive loss

ASC 220, “Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at August 31, 2017, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Start-up expenses

The Company has adopted ASC 720-15, “Start-Up Costs”, which requires that costs associated with start-up activities be expensed as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses.

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2. Significant Accounting Policies (Continued)

Foreign currency translation

The Company’s functional and reporting currency is in U.S. dollars. The financial statements of the Company are translated to U.S. dollars in accordance with ASC 830, “Foreign Currency Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from these estimates.

Stock-based compensation

ASC 718, “Compensation – Stock Compensation”, which establishes accounting for equity instruments exchanged for employee services. Under the provisions of ASC 718, stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees’ requisite service period (generally the vesting period of the equity grant). Adoption of ASC 718 does not change the way the Company accounts for share-based payments to non-employees, with guidance provided by ASC 505-50, “Equity-Based Payments to Non-Employees”.

Recent accounting pronouncements

The Company's management has evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and does not believe that any of these pronouncements will have a material impact on the Company's financial position and results of operations.

3. Due to Related Parties and Related Party Transactions

During the year ended August 31, 2017, the Company accrued management fees in the amount of $9,925(2016 - $36,800) to a consultant, Brad Kersch, who is under contract until December 31, 2016. The outstanding balance of management fees payable was $599 and $77,074 as of August 31, 2017 and 2016, respectively.

During the year ended August 31, 2017, the Company accrued rent expense in the amount of $Nil (2016 - $36,800) to a company with an officer in common. The outstanding balance of rent payable was $Nil and $76,800 as of August 31, 2017 and 2016, respectively.

On February 24, 2017, the Company settled the accounts payable of $86,400 with Brad Kersch for consulting services, per the Consulting Services Agreement, for 864,264 of Apawthecary Pets USA’s Common Shares at $0.10 per share.

On February 24, 2017, the Company settled an accounts payable of $76,800 to Digital Pilot Inc., a Company with a director in common, for office rental in Los Angeles, per the California Commercial Lease Agreement, for 768,000 of Apawthecary Pets USA’s Common Shares at $0.10 per share. As of August 31, 2017, the Company has an undetermined amount use of 619 S.Ridgley, Los Angeles CA suite for an indefinite period of time at no cost.

As of August 31, 2017, related parties of the Company have provided a series of loan, totaling $70,673 (2016 - $57,373), for working capital purposes. These amounts are unsecured, interest-free and are due on demand.

Yuying Liang has contributed uncompensated financial accounting services to Apawthecary Pets USA .

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3. Due to Related Parties and Related Party Transactions (Continued)

On August 24, 2017 Apawthecary Pets USA entered into a license agreement with Solace Management Group Inc. a British Columbia corporation. The material terms of such license agreement are:

1.

Upon execution of the Agreement, the Apawthecary Pets USA shall provide a non-refundable license fee in the amount of $100,000 (the "License Fee") to be held in an escrow account pursuant and subject to the terms of an escrow agreement whereby the License Fee will remain in the escrow account until the earlier of a $3,000,000 raise by the Licensee or after the Set-up Period.

2.	Term of the License Agreement is 10 years with a 5 year renewal term.

3.

The license is an exclusive, non-transferable, non-sub licensable license to manufacture, sell, represent, market, distribute and advertise the Licensed Products within the Territory on the terms and conditions set forth in the License Agreement and shall include access to, and use of, the Solace Management Group Inc.’s Licensed Products and Services, Marks, Manuals, brands, and the business format, formulations, methods, specifications, standards, and operating procedures.

4.	Apawthecary Pets USA shall pay the Solace Management Group Inc. for all packaging and shipment expenses to the Licensee at the then current market rate plus 20%.

5.

Royalties will commence to accrue when the Licensed Products are accepted by the Apawthecary Pets USA. Apawthecary Pets USA shall pay quarterly royalties in addition to the yearly royalty fee, 10% of sales based on the wholesale price of each item.

Solace Management Group Inc. owns the brand and intellectual property rights to Apawthecary Pets.

Apawthecary Pets Inc., a Canadian corporation licensed the brand and distribution rights for Apawthecary Pets for use in Canada from Solace Management Group Inc.

Solace Management Group Inc. and Apawthecary Pets USA have an officer and director in common, Bradley Kersch. Apawthecary Pets USA has negotiated a licensing and distribution agreement with Solace Management Group Inc. The $100,000 License fee has not been paid as of August 31, 2017.

4. Capital Stock

The total authorized capital is 75,000,000 common shares with a par value of $0.001 per common share.

On January 9, 2008, the Company affected a thousand (1,000) for one (1) forward stock split of all outstanding common shares and a corresponding forward increase in the Company’s authorized common stock. The effect of the forward split was to increase the number of the Company’s authorized common shares from 75,000 shares par value $0.001 to 75,000,000 shares par value $0.001. At the time of the stock split, the Company had no common shares issued and outstanding.

All references in these financial statements to number of common shares, price per share and weighted average number of common shares have been adjusted to reflect the stock split on a retroactive basis, unless otherwise noted.

Issued and outstanding

The Company had 23,977,264 and 22,170,000 common shares issued and outstanding as at August 31, 2017 and August 31, 2016, respectively.

On February 24, 2017, the Company issued 1,632,264 common shares to officers of the Company for the settlement of $163,200 in related party debt.

The Company determined the fair market value of each common share to be $0.10 per share.

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During the year ended August 31, 2017, the Company issued 175,000 common shares at a price of $0.10 per common share to raise total cash proceeds of $17,500.

5. Income Taxes

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 "Income Taxes". ASC 740 requires use of the liability method. ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized. There was a change in control in the current year and as such the total amount should be limited to section 382 of the Internal Revenue Code such a change in control negates much of the tax loss carry forward and deferred income tax.

As of August 31, 2017, and 2016, the Company had net operating loss carry forwards of $352,275 and $322,008 that may be available to reduce future years' taxable income. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. Net operation losses will begin to expire in 2030. The Company has not filed any tax returns and as such all tax years are open for inspection.

Components of net deferred tax assets, including a valuation allowance, are as follows at August 31, 2017 and 2016:

	2017	2016
Deferred tax assets:
Net operating loss carry forward	123,296	112,703
Less: valuation allowance	(123,296)	(112,703)
Net deferred tax assets	-	-

The valuation allowance for deferred tax assets as of August 31, 2017 was $123,296, as compared to $112,703 as of August 31, 2016. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of August 31, 2017.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

U.S federal statutory rate	(35.0%)
Valuation reserve	35.0%
Total	-%

At August 31, 2017, the Company had unused net operating loss carryover approximating $352,275 with a full valuation allowance of $123,296 that is available to offset future taxable income which expires beginning 2030.

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6. Contracts Under Commitment

The Company has leased an office in Los Angeles California for a period of twelve months commencing January 1, 2014. The office is located at Suite 101, 619 S. Ridgley Los Angeles CA 90036 ($2,000 per month) due on the first calendar day of each month. This twelve-month term automatically renews if no written notice of termination is given 30 days prior to the end on each term. The landlord agrees to accept either cash or shares as settlement for each months' rent. The landlord will defer rent in lieu of common shares at $0.10 a share as per the Registration Statement or cash. As a concession for this deferment, the landlord will charge an additional 20% per month for each month deferred. (ie. $400 or 4,000 shares at $0.10 per share.)

The California lease agreement was terminated effective August 31, 2016. The Company settled accounts payable to Digital Pilot a corporation controlled by Aerock Fox an Officer and Director of the company. As of August 31, 2017, the Company has an undetermined amount use of 619 S.Ridgley, Los Angeles CA suite for an indefinite period of time at no cost.

On February 24, 2017, the Company issued 768,000 common shares with a fair value of $0.10 per shares to settle accounts of $76,800 in the California lease agreement.

The Company has entered into a consulting agreement with Brad Kersch for marketing and business consulting. The term of the agreement is one year beginning January 1, 2014. Consideration for such consulting services is $2,000 per month payable in cash or common shares, at the Company’s election. The Consultant agrees to accept either cash or shares as settlement for each months' pay. The Consultant agrees to defer payments in lieu of shares at $0.10 a share as per the Registration Statement. As a concession for this deferment, the Consultant will charge an additional 20% per month for each month deferred. (ie. $400 or 4,000 shares at $0.10 per share.)

The consulting agreement was terminated effective December 31, 2016.

On February 24, 2017, the Company issued 864,000 common shares with a fair value of $0.10 per share to settle accounts of $86,400 in the consulting agreement with Brad Kersch, who is an officer and director of the company.

7. Subsequent Events

Subsequent to August 31, 2017 the Company issued 850,000 common shares for cash proceeds of $85,000.

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Management’s Discussion and Analysis

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Capital Resources and Liquidity

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business unless we obtain additional capital. No substantial revenues from our planned business model are anticipated until we have completed financing the Company.

We need to seek capital from resources such as private placements in the Company’s common stock or debt financing, which may not even be available to the Company. However, if such financing were available, because we are a, early stage company with no or limited operations to date, it would likely have to pay additional costs associated with such financing and in the case of high risk loans be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such financing. If the company cannot raise additional proceeds via such financing, it may be required to cease business operations.

As of August 31, 2017, we had $13,380 in cash as compared to $980 as of August 31, 2016. The funds available to the Company at August 31, 2017 will not be sufficient to fund the expenses related to our plan of operations and maintaining a reporting status beyond the next six months. We are in the process of seeking additional equity financing in the form of private placements to fund our operations over the next 12 months and we have filed a registration statement on Form S-1 to raise $3,000,000 to fund our intended business operations.

Management believes that if subsequent private placements are successful or we are successful in raising funds from registered securities, we will generate sales revenue within twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

The Company has raised $17,500 during August 31, 2017 for the sale of common stock at $0.10 per common share and it has also raised $85,000 between September 1, 2017 and November 7, 2017, through recent sales of its common stock at $0.10 per common share. The Company’s existing cash will not be sufficient to maintaining a reporting status and to implement its planned business. The Company will continue to raise money through private placements of its common stock.

We do not anticipate researching any further products nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

Results of Operations

At August 31, 2017, the Company was not engaged in continued business and has been primarily involved in early stage activities to date. Due to a lack of funding, we have not implemented our Plan of Operations.

The Company has not yet implemented its business model. We must raise cash to implement our strategy and stay in business. In the event we do not raise any proceeds, the Company’s existing cash will not be sufficient to fund the expenses related to maintaining a reporting status and to implement its planned business. Accordingly, the Company intends to implement a different business plan, a business that will sell 100% all natural hemp infused wellness treats for dogs, cats and horses.

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We had $Nil in revenue for the fiscal year ended August 31, 2017 as compared to revenue for the fiscal year ended August 31, 2016 of $Nil.

Total expenses in the fiscal year ended August 31, 2017 were $30,267 as compared to total expenses for the fiscal year ended August 31, 2016 of $93,867 resulting in a net loss for the fiscal year ended August 31, 2017 of $30,267 as compared to a net loss of $93,867 for the fiscal year ended August 31, 2016. The net loss for the fiscal year ended August 31, 2017 is a result of Professional fees of $13,200 comprised primarily of legal and accounting expense, General and administrative expense of $7,467, Management fees of $9,600, and Rent of $Nil as compared to the net loss for the fiscal year ended August 31, 2016 of $93,867 which was a result of Professional fees of $12,961 comprised primarily of legal and accounting expense, General and administrative expense of $7,306, Management fees of $16,800 and Rent of $36,800.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

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Apawthecary Pets USA
Financial Statements (Expressed in U.S. Dollars)
For the three month periods ended November 30, 2017 and 2016
(Unaudited)

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Apawthecary Pets USA
Balance Sheets (Expressed in U.S. Dollars) (Unaudited)

	November 30, 2017	August 31, 2017

Assets

Current assets
Cash and cash equivalents	$79,512	$13,380
Inventory	7,200	-
Total current assets	86,712	13,380

Total Assets	$86,712	$13,380

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities
Accounts payable and accrued liabilities	$10,137	$5,333
Accounts payable due to related parties (Note 3)	599	599
Due to related parties (Note 3)	70,673	70,673
Total current liabilities	81,409	76,605

Total Liabilities	81,409	76,605

Stockholders’ equity (deficit)
Capital stock (Note 4)
Authorized
75,000,000 of common shares, par value $0.001
Issued and outstanding
24,827,264 common shares issued and outstanding (August 31, 2017 - 23,977,264), par value $0.001	24,827	23,977
Additional paid in capital	349,223	265,073
Accumulated deficit	(368,747)	(352,275)

Total Stockholders’ Equity (Deficit)	5,303	(63,225)

Total Liabilities and Stockholders’ Equity (Deficit)	$86,712	$13,380

The accompanying notes are an integral part of these unaudited financial statements.

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Apawthecary Pets USA Statements of Operations (Expressed in U.S. Dollars) (Unaudited)

	For the three month period ended November 30, 2017	For the three month period ended November 30, 2016

Operating Expenses
Professional fees	$8,149	$2,490
General and administrative	8,323	547
Management fees (Note 3)	-	7,200

Total operating expenses	16,472	10,237

Net loss	$(16,472)	$(10,237)

Basic and diluted net loss per common share	$(0.00)	$(0.00)

Weighted average number of common shares – basic and diluted	24,780,561	22,170,000

The accompanying notes are an integral part of these unaudited financial statements.

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Apawthecary Pets USA Statements of Cash Flows (Expressed in U.S. Dollars) (Unaudited)

	For the three month period ended November 30, 2017	For the three month period ended November 30, 2016

Cash flows from operating activities
Net loss	$(16,472)	$(10,237)
Changes in operating assets and liabilities
Increase in inventory	(7,200)	-
Increase (decrease) in accounts payable and accrued liabilities	4,804	(1,162)
Increase in accounts payable due to related parties	-	7,200

Cash flows used in operating activities	(18,868)	(4,199)

Cash flows from financing activities
Advances from related parties	-	6,000
Proceeds from common shares sold for cash	85,000	-

Cash provided by financing activities	85,000	6,000

Net increase in cash	66,132	1,801

Cash and cash equivalents, beginning of period	13,380	980

Cash and cash equivalents, end of period	$79,512	$2,781

The accompanying notes are an integral part of these unaudited financial statements.

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Apawthecary Pets USA Notes to Financial Statements For the three month periods ended November 30, 2017 and 2016 (Unaudited)

1.	Nature and Continuance of Operations

Apawthecary Pets USA (formerly Bookedbyus Inc.) (the “Company”) was incorporated under the laws of the State of Nevada on December 27, 2007. The Company intends to operate in the pet industry.

On April 2017, the Company changed its name from Bookedbyus Inc. to Apawthecary Pets USA.

In the opinion of the management, all normal recurring adjustments which are necessary for a fair presentation of financial statements of the results for the interim ended November 30, 2017, have been included.

The Company’s financial statements as of November 30, 2017 and for the period then ended have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a loss of $16,472 for the three months period ended November 30, 2017 and $10,237 for the three months period ended November 30, 2016. These factors raise substantial doubt about the ability of the Company to continue as a going concern.

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. Management believes that the Company’s capital resources should be adequate to continue operating and maintaining its business strategy during the fiscal year ended August 31, 2018. However, if the Company is unable to raise additional capital in the near future, due to the Company’s liquidity problems, management expects that the Company will need to curtail operations, liquidate assets, seek additional capital on less favorable terms and/or pursue other remedial measures. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

As of November 30, 2017, the Company was not engaged in continued business, and had significant expenses from early stage activities. Although management is currently attempting to implement its business plan and is seeking additional sources of financing, there is no assurance the activity will be successful. Accordingly, the Company must rely on its president to perform essential functions without compensation until a business operation can be commenced. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

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2.	Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim financial statements of Apawthecary Pets USA have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the Company’s audited financial statements for the year ended August 31, 2017, as filed with the SEC on Form 10-K. In the opinion of management, all normal recurring adjustments which are necessary for a fair presentation of financial statements of the results for the interim period ended November 30, 2017, have been included. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period ended August 31, 2017, as reported in the Form 10-K, have been omitted.

Inventory

Inventories are stated at the lower of cost or market, using the first-in first-out method. Cost includes materials, labor and manufacturing overhead related to the purchase and production of inventories. The Company regularly review inventory quantities on hand, future purchase commitments with supplies, and the estimated utility of inventory. If the review indicates a reduction in utility below carrying value, the Company reduces the inventory to a new cost basis through a charge to cost of goods sold. All inventory as of November 30, 2017 is finished goods.

3.	Due to Related Parties and Related Party Transactions

During the three months period ended November 30, 2017, the Company accrued management fees in the amount of $Nil (2016 - $7,200) to a consultant, Brad Kersch, who is under contract until December 31, 2016. The outstanding balance of management fees payable was $599 as of November 30, 2017 and as of August 31, 2017.

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3.	Due to Related Parties and Related Party Transactions (Continued)

The Company has an undetermined amount use of 619 S.Ridgley, Los Angeles CA suite from Digital Pilot., a Company with a director in common for an indefinite period of time at no cost.

As of November 30, 2017, related parties of the Company have provided a series of loan, totaling $70,673 (August 31, 2017 - $70,673), for working capital purposes. These amounts are unsecured, interest free and are due on demand.

Yuying Liang has contributed uncompensated financial accounting services to Apawthecary Pets USA.

On August 24, 2017, Apawthecary Pets USA entered into a license agreement with Solace Management Group Inc. a British Columbia corporation. The material terms of such license agreement are:

1.	Upon execution of the Agreement, the Apawthecary Pets USA shall provide a non-refundable license fee in the amount of $100,000 (the " License Fee") to be held in an escrow account pursuant and subject to the terms of an escrow agreement whereby the License Fee will remain in the escrow account until the earlier of a $3,000,000 raise by the Licensee or after the Set-up Period.

2.	Term of the License Agreement is 10 years with a 5 year renewal term.

3.	The license is an exclusive, non-transferable, non-sub licensable license to manufacture, sell, represent, market, distribute and advertise the Licensed Products within the Territory on the terms and conditions set forth in the License Agreement and shall include access to, and use of, the Solace Management Group Inc.’s Licensed Products and Services, Marks, Manuals, brands, and the business format, formulations, methods, specifications, standards, and operating procedures.

4.	Apawthecary Pets USA shall pay the Solace Management Group Inc. for all packaging and shipment expenses to the Licensee at the then current market rate plus 20%.

5.	Royalties will commence to accrue when the Licensed Products are accepted by the Apawthecary Pets USA. Apawthecary Pets USA shall pay quarterly royalties in addition to the yearly royalty fee, 10% of sales based on the wholesale price of each item.

Solace Management Group Inc. owns the brand and intellectual property rights to Apawthecary Pets.

Apawthecary Pets Inc., a Canadian corporation, a Company which has a common significant shareholder and related to Brad Kersch, licensed the brand and distribution rights for Apawthecary Pets for use in Canada from Solace Management Group Inc.

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3.	Due to Related Parties and Related Party Transactions (Continued)

Solace Management Group Inc. and Apawthecary Pets USA have an officer and director in common, Bradley Kersch. Apawthecary Pets USA has negotiated a licensing and distribution agreement with Solace Management Group Inc. The $100,000 License fee has not been paid as of November 30, 2017.

4.	Capital Stock
The total authorized capital is 75,000,000 common shares with a par value of $0.001 per common share.

Issued and outstanding

The Company had 24,827,264 and 23,977,264 common shares issued and outstanding as at November 30, 2017 and August 31, 2017, respectively.

During the three months period ended November 30, 2017, the Company issued 850,000 common shares for cash proceeds of $85,000.

Management’s Discussion and Analysis

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Capital Resources and Liquidity

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business unless we obtain additional capital. No substantial revenues from our planned business model are anticipated until we have raised sufficient monies to implement our business model. During the three months period ended November 30, 2017, the Company issued 850,000 common shares for cash proceeds of $85,000.

The Company will need to seek capital from other resources such as private placements in the Company’s sales of registered securities, or debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage company with no or limited operations to date, it would likely have to pay additional costs associated with such financing and in the case of high risk loans be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such financing. If the company cannot raise additional proceeds via such financing, it would be required to cease business operations.

As of November 30, 2017, we had $79,512 in cash as compared to $13,380 as at August 31, 2017. Management believes that the Company’s capital resources should be adequate to continue operating and maintaining its business strategy during the fiscal year ended August 31, 2018. However, if the Company is unable to raise additional capital in the near future, due to the Company’s liquidity problems, management expects that the Company will need to curtail operations, liquidate assets, seek additional capital on less favorable terms and/or pursue other remedial measures.

We do not anticipate researching any further products nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

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Results of Operations

We had $nil in revenue for the three month period ended November 30, 2017 as compared to revenue for three month period ended November 30, 2016 of $nil.

Total expenses in the three month period ended November 30, 2017 were $16,472 as compared to total expenses for the three month period ended November 30, 2016 of $10,237 resulting in a net loss for the three month period ended November 30, 2017 of $16,472 as compared to a net loss of $10,237 for the three months ended November 30, 2016. The net loss for the three month period ended November 30, 2017 is a result of Professional fees of $8,149 comprised of legal and accounting fees, General and administrative expense of $8,323 and Management fees of $nil as compared to the net loss for the three month period ended November 30, 2016 of $10,237 is a result of Cost of sales of $nil, Professional fees of $2,490 comprised of legal and accounting fees, General and administrative expense of $547, Management fees of $7,200 and Rent of $nil.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

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Plan of Operations

Over the 12 month period starting upon the effective date of our registration statement, our company must raise capital to introduce its planned products and start its sales. The amount of the offering will likely allow us to operate for at least one year however, due to the fact that there is no minimum on sold shares, you may be investing in a company that will not have the funds necessary to fully develop its Plan of Operations.

We are highly dependent upon the success of the offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as private placements in the Company’s common stock or debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage company with no or limited operations to date, it would likely have to pay additional costs associated with such financing and in the case of high risk loans be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such financing. If the company cannot raise additional proceeds via such financing, it would be required to cease business operations.

Over the next twelve months, we will (i) open our office in Washington (ii) introduce all of our products described in the Product Overview section on page 33; (iii) launch our website as licensed from Solace Management Group Inc.

The first phase of our planned operations over this period would be to lease office space in Washington and build out the office to meets the Company needs. Immediately thereafter, the Company will launch its website and secure initial inventory.

The Company has budgeted: $11,450 for legal and accounting; $988,550 for general business development, build out of USA sales office lease of equipment for production travel expenses, wages; $300,000 sales commissions as necessary; $100,000 Legal fees; $1,600,000 additional product research and development, working capital, inventory & raw materials.

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Apawthecary Pet’s products will be sold online, in pet stores, veterinary clinics, distributers and will be offered as an anti-inflammatory and anti-anxiety supplement, capturing consumers from the supplement and pet medication market who are seeking more natural - yet effective alternatives to pharmaceutical medicines.

It is the Company’s hope that sales will be generated within 30 days following the closing of this offering.

In the event the Company sells 25% of the shares offered, the Company will introduce two of its planned products, 1) Tinctures 2) Creams and salves – direct to consumer through online sales and through distributers. We will utilize co-packers to produce our products and fulfillment houses to full fill the orders on a cost plus basis. The Company will minimize its budget by the following: $11,450 for legal and accounting; $651,462 for build out of USA sales office lease of equipment for production travel expenses, wages; $37,500 sales commissions as necessary; $49,588 working capital, inventory & raw materials.

In the event the Company sells 50% of the shares offered, the Company will introduce two of its planned products, 1) Tinctures 2) Creams and salves – Increase markets by going direct to consumer through online sales through distributers and direct to Veterinarians. We will utilize co-packers to produce our products and fulfillment houses to full fill the orders on a cost plus basis. The Company will minimize its budget by the following: budget by the following: $11,450 for legal and accounting; $760,000 for build out of USA sales office lease of equipment for production travel expenses, wages; $75,000 sales commissions as necessary; $50,000 Legal fees; $603,550 additional product research and development, working capital, inventory & raw materials.

In the event the Company sells 75% of the shares offered, the Company will introduce three of its planned products, 1) Tinctures 2) Creams and salves 3) Dog Treats –by going direct to consumer through online sales through distributers and direct to Veterinarians. We will utilize a smaller corporate plant in Washington and co-packers to produce our products and fulfillment houses to full fill the orders on a cost plus basis. The Company will minimize its budget by the following: $11,450 for legal and accounting; $857,503 for build out of USA sales office lease of equipment for production travel expenses, wages; $112,500 sales commissions as necessary; $100,000 Legal fees; $1,168,547 additional product research and development, working capital, inventory & raw materials.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None

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Directors and Executive Officers

Identification of directors and executive officers

Our directors serve until their successor are elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serve until their successor(s) is duly elected and qualified, or until they are removed from office. The Board of Directors has no nominating or compensation committees. The company’s current Audit Committee consists of our officers and directors.

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office. The Board of Directors has no nominating or compensation committees. The company’s current Audit Committee consists of our officers and directors.

The name, address, age and position of our present officers and directors is set forth below:

Name	Age	Position(s)
Bradley Kersch[4]	51	President, Director
Aerock Fox[5]	71	Secretary, Director
Fred Person[1]	67	President, Treasurer, Chief Financial Officer and Chairman of the Board of Directors.
Susan Fox[2]	60	Secretary
David Batrick[3]	51	President, Secretary, Treasurer, Director

________

1 The person named above held his office from October 22nd, 2009 until February 24, 2017.

2 The person named above has held her office from October 22nd, 2009 until February 24, 2017.

3 The person named above held his office from December 27, 2007 through October 22nd, 2009.

4 The person named above held this office from February 24, 2017 and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

5 The person named above held this office from February 24, 2017 and is expected to hold his offices/positions at least until the next annual meeting of our stockholders. Aerock Fox is married to Susan Fox.

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Bradley Kersch

Since June 2014 Bradley is the President and CEO of Solace Management Group Inc. From January 2010 until May 2014, he was the CEO of Blackrock Films and the Executive Producer of Blackrock Media. From May 1995 until January 2010 Bradley was the CEO and Executive Producer at Shoreline Studios Inc. He holds a Bachelor of Commerce degree from the University of British Columbia

Aerock Fox

Since 1981 Aerock has been the President of Fox Productions Inc. He graduated from Bishop’s University with a Bachelor of Arts Degree in 1971 and graduated from University of British Columbia with a Masters of Counselling Psychology in 1979.

Our directors and officers do not hold positions on the board of directors of any other U.S. reporting companies and have no affiliation with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

The Company believes that Mr. Kersch’s and Mr. Fox’s business experience and their entrepreneurial success make them well suited to serve as our officers and directors.

Our directors and officers do not hold positions on the board of directors of any other U.S. reporting companies and has no affiliation with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company.

Significant Employees

The Company does not, at present, have any employees other than the current officers and directors. We have not entered into any employment agreements, as we currently do not have any employees other than the current officers and directors.

Family Relations

There are no family relationships among the Directors and Officers of Apawthecary Pets USA.

Involvement in Legal Proceedings

No executive Officer or Director of the Company has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending. No executive Officer or Director of the Company is the subject of any pending legal proceedings.

No Executive Officer or Director of the Company is involved in any bankruptcy petition by or against any business in which they are a general partner or executive officer at this time or within two years of any involvement as a general partner, executive officer, or Director of any business.

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Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers and director for all services rendered in all capacities to us for the period from inception through August 31, 2017.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
David Batrick	2007	0	0	0	0	0	0	0		0
	2008	0	0	0	0	0	0	0		0
	2009	0	0	0	0	0	0	0		0

Fred Person[2] President	2009	0	0	0	0	0	0	0		0
	2010	12,000	0	0	0	0	0	0		12,000
	2011	0	0	0	0	0	0	0		0
	2012	0	0	0	0	0	0	0		0
	2013	0	0	0	0	0	0	0		0
	2014	0	0	0	0	0	0	0		0
	2015	0	0	0	0	0	0	0		0
	2016	0	0	0	0	0	0	0		0

Susan Fox[3] Secretary	2008	8,000	0	0	0	0	0	0		8,000
	2009	12,000	0	0	0	0	0	0		12,000
	2010	0	0	0	0	0	0	0		0
	2011	0	0	0	0	0	0	0		0
	2012	0	0	0	0	0	0	0		0
	2013	0	0	0	0	0	0	0		0
	2014	0	0	0	0	0	0	0		0
	2015	0	0	0	0	0	0	0		0
	2016	0	0	0	0	0	0	0		0

Aerock Fox	2017	0	0	0	0	0	0	0		0

Bradley Kersch	2017	0	0	0	0	0	0	9,925	[4]	9,925

During the stages of formation and development, the Company agreed to pay management fees to its executive officers. The Company arbitrarily determined $1,000 per month was reasonable. No written agreement exists. We did not agree to pay nor did we accrue any salaries in 2011, 2012, 2013, 2014 and 2015. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

_____________

2 As at August 31, 2015, the amounts due to related parties consist of $nil (2014 - $nil) payable to a director of the Company. On March 31, 2011, the Company settled the balance due in the amount of $14,475 by issuing 2,895,000 common shares of the Company valued at $0.005 per common share to this director of the Company (Note 6). This balance is non-interest bearing, unsecured and has no fixed terms of repayment.

3 As at August 31, 2014, the amounts due to related parties consist of $nil (2013 - $nil) payable to a former director of the Company. On March 31, 2011, the Company settled the balance due in the amount of $21,775 by issuing 4,355,000 common shares of the Company valued at $0.005 per common share to this former officer and director of the Company (Note 6). This balance is non-interest bearing, unsecured and has no fixed terms of repayment. As at August 31, 2014, the amounts due to related parties consist of $nil (2013 - $ nil) payable to a company with an officer in common. On March 31, 2011, the Company settled the balance due in the amount of $9,100 by issuing 1,820,000 common shares of the Company valued at $0.005 per common share to this company with an officer in common (Note 6). This balance is non-interest bearing, unsecured and has no fixed terms of repayment.

4 Bradley Kersch, was under contract as a consultant until December 31, 2016 and the Company accrued fees in the amount of $9,925.

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Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of August 31, 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Fred Person	-	-	-	-	-	-	-	-	-
Susan Fox	-	-	-	-	-	-	-	-	-
Aerock Fox	-	-	-	-	-	-	-	-	-
Bradley Kersch	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Form 10 disclosure.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of the Company has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. The Company may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (December 27, 2007) through August 31, 2017:

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DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Batrick	0	0	0	0	0	0	0
Fred Person	0	0	0	0	0	0	0
Aerock Fox	0	0	0	0	0	0	0
Bradley Kersch	0	0	0	0	0	0	0

Certain Relationships and Related Transactions, and Director Independence.

Solace Management Group Inc. and Apawthecary Pets USA have an officer and director in common, Bradley Kersch. Apawthecary Pets USA has negotiated a licensing and distribution agreement with Solace Management Group Inc. The $100,000 License fee has not been paid as of November 30, 2017.

During the year ended August 31, 2017, the Company accrued management fees in the amount of $9,925 (2016 - $36,800) to a consultant, Brad Kersch, who is under contract until December 31, 2016. The outstanding balance of management fees payable was $599 and $77,074 as of August 31, 2017 and 2016, respectively.

During the year ended August 31, 2017, the Company accrued rent expense in the amount of $Nil (2016 - $36,800) to a company with an officer in common. The outstanding balance of rent payable was $Nil and $76,800 as of August 31, 2017 and 2016, respectively.

On February 24, 2017, the Company settled the accounts payable of $86,400 with Brad Kersch for consulting services, per the Consulting Services Agreement, for 864,264 of Apawthecary Pets USA’s Common Shares at $0.10 per share.

On February 24, 2017, the Company settled an accounts payable of $76,800 to Digital Pilot Inc., a Company with a director in common, for office rental in Los Angeles, per the California Commercial Lease Agreement, for 768,000 of Apawthecary Pets USA’s Common Shares at $0.10 per share. As of August 31, 2017, the Company has an undetermined amount use of 619 S.Ridgley, Los Angeles CA suite for an indefinite period of time at no cost.

As of August 31, 2017, related parties of the Company have provided a series of loan, totaling $70,673 (2016 - $57,373), for working capital purposes. These amounts are unsecured, interest-free and are due on demand.

On August 24, 2017 Apawthecary Pets USA entered into a license agreement with Solace Management Group Inc. a British Columbia corporation. Solace Management Group Inc. and Apawthecary Pets USA have a Director and officer in common, Bradley Kersch.

During the years ended August 31, 2015 and 2014, a related party shareholder of the Company has provided a series of loan, totalling $36,900 (2014 - $17,200), for working capital purposes. These amount are unsecured, interest-free and due on demand.

As at August 31, 2014, the amounts due to related parties consist of $nil (, - $nil) payable to a former officer and director of the Company. On March 31, 2011, the Company settled the balance due in the amount of $21,775 by issuing 4,355,000 common shares of the Company valued at $0.005 per common share to this former officer and director of the Company. This balance is non-interest bearing, unsecured and has no fixed terms of repayment.

As at August 31, 2014, the amounts due to related parties consist of $nil (2013 - $nil) payable to a director of the Company. On March 31, 2011, the Company settled the balance due in the amount of $14,475 by issuing 2,895,000 common shares of the Company valued at $0.005 per common share to this director of the Company. This balance is non-interest bearing, unsecured and has no fixed terms of repayment.

As at August 31, 2014, the amounts due to related parties consist of $nil (2013 - $ nil) payable to a company with an officer in common. On March 31, 2011, the Company settled the balance due in the amount of $9,100 by issuing 1,820,000 common shares of the Company valued at $0.005 per common share to this company with an officer in common. This balance is non-interest bearing, unsecured and has no fixed terms of repayment.

During the year ended August 31, 2014, related party of the Company has provided a series of loan, totaling $17,200, for working capital purposes. These amount are unsecured, interest-free and due on demand.

Yuying Liang has contributed uncompensated financial accounting services to Apawthecary Pets USA .

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Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers and directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. The percent of class is based on 23,977,264 shares of common stock issued and outstanding as of August 31, 2017.

Title of Class	Name and Address Beneficial Owner [1]	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Bradley Kersch 1223 Fletcher Way, Port Coquitlam, BC V3C6B5	4,164,597	17.5%

Common Stock	Tami Kersch [6] 1223 Fletcher Way, Port Coquitlam, BC V3C6B5	3,300,333	13.9%

Common Stock	Gabriele Jerousek 20184 Wharf Street, Maple Ridge BC V2X1A1	3,300,334	13.9%

Common Stock	Aerock Fox [2] 2390 Queens Avenue, West Vancouver, BC V7V2Y6	994,000	4.2%

Common Stock	Digital Pilot Inc. [3] 297 Kingsbury Grade, Stateline, NV 89449-4470	868,000	3.6%

Common Stock	Susan Fox [4] 619 S. Ridgeley Drive, Los Angeles, CA 90036	4,455,000	18.7%

Common Stock	CWB Inc. [5] 619 S. Ridgeley Drive, Los Angeles, CA 90036	1,820,000	7.6%

___________

[1]

The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Kersch and Mr. Fox are the only “promoters” of our company.

[2]

Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group and includes shares that could be obtained by the named individual within the next 60 days. The amount of shares held by Aerock Fox does not include the amounts he beneficially owns as the sole shareholder of Digital Pilot.

[3]	Aerock Fox is the sole shareholder of Digital Pilot.

[4]

Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group and includes shares that could be obtained by the named individual within the next 60 days. The amount of shares held by Susan Fox does not include the amounts she beneficially owns as the sole shareholder of CBW Inc.

[5]	Susan Fox is the sole shareholder of CWB Inc.

[6]	Tami Kersch is married to Bradley Kersch is the sole officer, director and shareholder of Apawthecary Pets Inc.

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Item 12. Available Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We have filed a Form 8-A registration statement with the SEC on September 22, 2015. We are subject to the reporting and other requirements of the Exchange Act and we have furnished our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. Such reports and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We are required to file reports with the SEC under section 13 (a) or 15 (d) of the Securities Act. The reports will be filed electronically. The reports required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

Item 12A. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Our director and officers are indemnified as provided by the Nevada Statutes. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the company, are as follows:

Legal and Accounting	$11,100
SEC Filing Fee	$150
Printing	$200
TOTAL	$11,450

Item 14. Indemnification of Directors and Officers.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. Our director and officers are indemnified as provided by the Nevada Statutes. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

As of September 8, 2017, the Company has raised $102,500 through the sale of its common stock.

During August 2017 the Company raised $70,000 through the sale of 700,000 shares of common stock at $0.10 per share.

On February 24, 2017, the Company settled the accounts payable of $86,400 with Brad Kersch for consulting services, per the Consulting Services Agreement, for 864,264 of Apawthecary Pets USA’s Common Shares at $0.10 per share.

On February 24, 2017, the Company settled an accounts payable of $76,800 to Digital Pilot Inc., with a director in common, for office rental in Los Angeles, per the California Commercial Lease Agreement, for 768,000 of Apawthecary Pets USA’s Common Shares at $0.10 per share.

These offers and sales were made pursuant to the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of the shares.

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Item 16. Exhibits.

Exhibit No.	Document Description

3(i)	Articles of Incorporation
3(ii)	By-laws
3(iii)	Certificate of Amendment
5.1	Opinion re: legality
10.1	Licensing Agreement
10.4	Subscription Agreement
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel

Description of Exhibits

Exhibit 3(i) Articles of Incorporation of Bookedbyus Inc. dated December 27, 2007 as previously filed with the SEC on September 7, 2011.

Exhibit 3(ii) Bylaws of Bookedbyus Inc. approved and adopted on January 16, 2008 as previously filed with the SEC on September 7, 2011.

Exhibit 3(iii) Certificate of Amendment Apawthecary Pets USA

Exhibit 5 Opinion of Thomas E. Puzzo, PLLC, 4216 NE 70th Street Seattle, Washington 98115 dated September 13, 2017, regarding the legality of the securities being registered as previously filed with the SEC September 15, 2017.

Exhibit 10.1 Licensing Agreement with Solace Management Group Inc. dated August 24, 2017 as previously filed with the SEC on September 15, 2017.

Exhibit 10.4 Subscription Agreement.

Exhibit 23(i) MaloneBailey, LLP, 9801 Westheimer Road Suite 1100 Houston, TX 77042, dated April 2, 2018 , regarding the use in this Registration Statement of their report of the auditors and financial statements of Apawthecary Pets USA for the years ending August 31, 2017 and 2016.

Exhibit 23(ii) Consent of counsel, Thomas E. Puzzo, PLLC, 4216 NE 70th Street Seattle, Washington 98115 (counsel’s consent is located in the legal opinion filed as Exhibit 5 to this registration statement) as previously filed with the SEC on September 15, 2017.

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Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

a.	include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.	reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

c.	include any additional or changed material information on the plan of distribution.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.	That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

b.	any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

c.	the portion of any other free writing Prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us;

d.	and any other communication that is an offer in the offering made by us to the purchaser.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our Directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California on April 2, 2018.

Apawthecary Pets USA

/s/ Bradley Kersch	/s/ Aerock Fox
Bradley Kersh	Aerock Fox
President and Director	Director
Principal Executive Officer
Principal Financial Officer
Principle Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Apawthecary Pets USA

/s/ Bradley Kersch	/s/ Aerock Fox
Bradley Kersh	Aerock Fox
President and Director	Director
Principal Executive Officer
Principal Financial Officer
Principle Accounting officer

Dated: April 2, 2018.

73